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                                                                   EXHIBIT 10.33









                  RECEIVABLES PURCHASE AND SERVICING AGREEMENT

                          Dated as of August 30, 2002,

                                  by and among

                              AVONDALE FUNDING, LLC

                                   as Seller,

                        REDWOOD RECEIVABLES CORPORATION,

                              as Conduit Purchaser,

                              AVONDALE MILLS, INC.,

                                  as Servicer,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

               as Committed Purchaser and as Administrative Agent




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                               TABLE OF CONTENTS

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ARTICLE I.            DEFINITIONS AND INTERPRETATION..............................................................1
         Section 1.01.       Definitions..........................................................................1
         Section 1.02.       Rules of Construction................................................................1

ARTICLE II.           AMOUNTS AND TERMS OF PURCHASES..............................................................2
         Section 2.01.       Purchases............................................................................2
         Section 2.02.       Optional Changes in Maximum Purchase Limit...........................................2
         Section 2.03.       Investment Base Certificates Notices Relating to Purchases and
                             Reductions in Capital Investment ....................................................3
         Section 2.04.       Conveyance of Receivables............................................................4
         Section 2.05.       Facility Termination Date............................................................5
         Section 2.06.       Daily Yield..........................................................................5
         Section 2.07.       Fees.................................................................................6
         Section 2.08.       Time and Method of Payments..........................................................6
         Section 2.09.       Capital Requirements; Additional Costs...............................................7
         Section 2.10.       Breakage Costs.......................................................................8
         Section 2.11.       Purchase Excess......................................................................9

ARTICLE III.          CONDITIONS PRECEDENT........................................................................9
         Section 3.01.       Conditions to Effectiveness of Agreement.............................................9
         Section 3.02.       Conditions Precedent to All Purchases...............................................11

ARTICLE IV.           REPRESENTATIONS AND WARRANTIES.............................................................12
         Section 4.01.       Representations and Warranties of the Seller........................................12
         Section 4.02.       Representations and Warranties and Covenants of the Servicer........................19

ARTICLE V.            GENERAL COVENANTS OF THE SELLER............................................................20
         Section 5.01.       Affirmative Covenants of the Seller.................................................20
         Section 5.02.       Reporting Requirements of the Seller................................................21
         Section 5.03.       Negative Covenants of the Seller....................................................22

ARTICLE VI.           COLLECTIONS AND DISBURSEMENTS..............................................................25
         Section 6.01.       Establishment of Accounts...........................................................25
         Section 6.02.       Funding of Collection Account.......................................................29
         Section 6.03.       Daily Disbursements From the Collection Account; Revolving Period...................31
         Section 6.04.       Disbursements From the Retention Account; Settlement Date and
                             Daily Procedures; Revolving Period..................................................32
         Section 6.05.       Liquidation Settlement Procedures...................................................34
         Section 6.06.       Investment of Funds in Accounts.....................................................35
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         Section 6.07.       Termination Procedures..............................................................35

ARTICLE VII.          SERVICER PROVISIONS........................................................................36
         Section 7.01.       Appointment of the Servicer.........................................................36
         Section 7.02.       Duties and Responsibilities of the Servicer.........................................36
         Section 7.03.       Collections on Receivables..........................................................36
         Section 7.04.       Authorization of the Servicer.......................................................37
         Section 7.05.       Servicing Fees......................................................................37
         Section 7.06.       Representations and Warranties of the Servicer......................................38
         Section 7.07.       Covenants of the Servicer...........................................................40
         Section 7.08.       Reporting Requirements of the Servicer..............................................40

ARTICLE VIII.         GRANT OF SECURITY INTERESTS................................................................40
         Section 8.01.       Seller's Grant of Security Interest.................................................40
         Section 8.02.       Seller's Certification..............................................................42
         Section 8.03.       Consent to Assignment...............................................................42
         Section 8.04.       Delivery of Collateral..............................................................43
         Section 8.05.       Seller Remains Liable...............................................................43
         Section 8.06.       Covenants of the Seller and the Servicer Regarding the Seller Collateral............43

ARTICLE IX.           TERMINATION EVENTS.........................................................................46
         Section 9.01.       Termination Events..................................................................46
         Section 9.02.       Events of Servicer Termination......................................................50

ARTICLE X.            REMEDIES...................................................................................52
         Section 10.01.      Actions Upon Termination Event......................................................52
         Section 10.02.      Exercise of Remedies................................................................54
         Section 10.03.      Power of Attorney...................................................................54
         Section 10.04.      Continuing Security Interest........................................................54

ARTICLE XI.           SUCCESSOR SERVICER PROVISIONS..............................................................54
         Section 11.01.      Servicer Not to Resign..............................................................54
         Section 11.02.      Appointment of the Successor Servicer...............................................55
         Section 11.03.      Duties of the Servicer..............................................................55
         Section 11.04.      Effect of Termination or Resignation................................................56

ARTICLE XII.          INDEMNIFICATION............................................................................56
         Section 12.01.      Indemnities by the Seller...........................................................56
         Section 12.02.      Indemnities by the Servicer.........................................................57
         Section 12.03.      Limitation of Damages; Indemnified Persons..........................................58

ARTICLE XIII.         AGENT......................................................................................59
         Section 13.01.      Authorization and Action............................................................59
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
         Section 13.02.      Reliance............................................................................59
         Section 13.03.      GE Capital and Affiliates...........................................................60

ARTICLE XIV.          MISCELLANEOUS..............................................................................60
         Section 14.01.      Notices.............................................................................60
         Section 14.02.      Binding Effect; Assignability.......................................................60
         Section 14.03.      Termination; Survival of Seller Secured Obligations Upon Facility Termination Date..61
         Section 14.04.      Costs, Expenses and Taxes...........................................................62
         Section 14.05.      Confidentiality.....................................................................63
         Section 14.06.      No Proceedings......................................................................64
         Section 14.07.      Complete Agreement; Modification of Agreement.......................................64
         Section 14.08.      Amendments and Waivers..............................................................64
         Section 14.09.      No Waiver; Remedies.................................................................64
         Section 14.10.      GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL........................65
         Section 14.11.      Counterparts........................................................................66
         Section 14.12.      Severability........................................................................66
         Section 14.13.      Section Titles......................................................................67
         Section 14.14.      Limited Recourse....................................................................67
         Section 14.15.      Further Assurances..................................................................67
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EXHIBITS, SCHEDULES AND ANNEXES
Exhibit 2.02(a)            Form of Commitment Reduction Notice
Exhibit 2.02(b)            Form of Commitment Termination Notice
Exhibit 2.03(a)            Form of Investment Base Certificate
Exhibit 2.03(b)            Form of Capital Purchase Request
Exhibit 2.03(c)            Form of Repayment Notice
Exhibit 2.04(a)            Form of Purchase Assignment
Exhibit 3.01(a)(i)         Form of Solvency Certificate
Exhibit 3.01(a)(ii)(A)     Form of Seller Certificate (Closing)
Exhibit 3.01(a)(ii)(B)     Form of Seller Certificate (Post-Closing)
Exhibit 3.01(a)(iii)(A)    Form of Servicer's Certificate (Closing)
Exhibit 3.01(a)(iii)(B)    Form of Servicer's Certificate (Post-Closing)
Exhibit 3.01(a)(iv)        Form of Monthly Report
Exhibit 10.03              Form of Power of Attorney
Exhibit A                  Credit and Collection Policy


Schedule 4.01(b) Executive Offices; Collateral Locations; Corporate or Other Names; Organizational Identification Number FEIN/Seller

Schedule  4.01(d)          Litigation

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Schedule  4.01(h)          Ventures, Subsidiaries and Affiliates; Outstanding
                           Stock and Debt/Seller
Schedule  4.01(i)          Tax Matters/Seller
Schedule  4.01(r)          Deposit and Disbursement Accounts/Seller
Schedule  5.01(b)          Corporate and Trade Names/Seller
Schedule  5.03(b)          Existing Liens/Seller

Annex G                    Financial Covenants
Annex 5.02(a)              Reporting Requirements of the Seller
Annex 7.07                 Reporting Requirements of the Servicer
Annex X                    Definitions
Annex Y                    Schedule of Documents


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                  THIS RECEIVABLES PURCHASE AND SERVICING AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") is entered into as of August 30, 2002, by and among AVONDALE
FUNDING LLC, a Delaware limited liability company (the "Seller"), AVONDALE
MILLS, INC., an Alabama corporation, in its capacity as servicer hereunder (in such capacity, the "Servicer"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation (the "Conduit Purchaser"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as a Committed Purchaser (the "Committed Purchaser") and as administrative agent for the Conduit Purchaser and the Committed Purchaser hereunder (in such capacity, the "Administrative Agent").

                                    RECITALS

                  A. The Seller is a special purpose entity wholly owned by the Originator.

                  B. The Seller has been formed for the purpose of purchasing, or otherwise acquiring by capital contribution, all trade receivables generated by the Originator.

                  C. The Seller intends to sell, and, subject to the terms and conditions hereof, the Conduit Purchaser and the Committed Purchaser intend to purchase, undivided percentage interests in such trade receivables, from time to time, as described herein.

                  D. The Administrative Agent has been requested and is willing to act as administrative agent on behalf of each of the Conduit Purchaser and the Committed Purchaser in connection with the making and financing of such purchases.

                  E. In order to effectuate the purposes of this Agreement, the Conduit Purchaser and the Committed Purchaser each desires to appoint the Originator to service, administer and collect the receivables acquired by the Purchasers pursuant to this Agreement and the Originator is willing to act in such capacity as Servicer hereunder on the terms and conditions set forth herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

                  Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.

                  Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to

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this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

                                  ARTICLE II.

                         AMOUNTS AND TERMS OF PURCHASES

                  Section 2.01. Purchases. From and after the Closing Date and until the Facility Termination Date and subject to the terms and conditions hereof, the Conduit Purchaser (prior to the occurrence of a Redwood Termination
Date) and the Committed Purchaser (after the occurrence of the Committed Purchaser Funding Event) severally agree to purchase Purchaser Interests (each such purchase hereunder, a "Purchase") from the Seller from time to time and the Seller agrees to sell such Purchaser Interests to the Purchasers. The obligation of the Conduit Purchaser to make Purchases hereunder shall be from the Closing Date until the occurrence of either a Committed Purchaser Funding Event or the Facility Termination Date. The obligation of the Committed Purchasers to make Purchases hereunder shall be from and after the occurrence of a Committed Purchaser Funding Event until the Facility Termination Date. Under no circumstances shall a Purchaser be obligated to make any Purchase if, after giving effect thereto, a Purchase Excess would exist. Each purchase of undivided percentage ownership interests in the Receivables by the Purchasers hereunder shall consist of either (i) a purchase made by the applicable Purchasers with new funds provided by such Purchasers (each, a "Capital Purchase") or (ii) a purchase made by the applicable Purchasers with funds consisting of Collections allocated to the Purchaser Interests pursuant to the terms of this Agreement (each, a "Reinvestment Purchase"). On each Business Day following the Closing Date until the Facility Termination Date, but subject to Section 3.02 hereof, each Purchaser holding a Purchaser Interest at such time shall be automatically deemed to have made a Reinvestment Purchase with the amount of funds to be distributed to the Seller pursuant to Section 6.03(c), if any.

                  Section 2.02. Optional Changes in Maximum Purchase Limit.

                  (a) So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Seller may, not more than twice during each calendar year, reduce the Maximum Purchase Limit permanently; provided, that (i) the Seller shall give ten (10) Business Days' prior written notice of any such reduction to the Administrative Agent substantially in the form of Exhibit 2.02(a) (each such notice, a "Commitment Reduction Notice"), (ii) any partial reduction of the Maximum Purchase Limit shall be in a minimum amount of $5,000,000 or an integral multiple thereof and
(iii) no such reduction shall reduce the Maximum Purchase Limit below the greater of (x) the Capital Investment at such time and (y) $50,000,000.

                  (b) The Seller may at any time on at least 30 days' prior written notice by the Seller to the Administrative Agent irrevocably terminate the Maximum Purchase Limit; provided, that (i) such notice of termination shall be substantially in the form of Exhibit 2.02(b) (the "Commitment Termination Notice") and (ii) the Seller shall reduce the Capital Investment


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to zero and make all payments required by Section 2.03(c) at the time and in the manner specified therein. Upon such termination, the Seller's right to request that any Purchaser make Purchases hereunder shall simultaneously terminate and the Facility Termination Date shall automatically occur.

                  (c) Each written notice required to be delivered pursuant to Sections 2.02(a) and (b) shall be irrevocable and shall be effective (i) on the day of receipt if received by the Administrative Agent and the Purchasers not later than 4:00 p.m. (New York time) on any Business Day and (ii) on the immediately succeeding Business Day if received by the Administrative Agent and the Purchasers after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each such notice of termination or reduction shall specify, respectively, the amount of, or the amount of the proposed reduction in, the Maximum Purchase Limit.

                  Section 2.03. Investment Base Certificates Notices Relating to Purchases and Reductions in Capital Investment.

                  (a) Not later than 12:00 Noon (New York time) on each Wednesday (or, if such day is not a Business Day, the immediately following Business Day), the Seller shall deliver to the Purchasers and the Administrative Agent an Officer's Certificate substantially in the form of Exhibit 2.03(a) (each, an "Investment Base Certificate") which shall be prepared by the Seller or the Servicer with information as of the close of the last day of the immediately preceding calendar week; provided, that if (i) an Incipient Termination Event or a Termination Event shall have occurred and be continuing,
(ii) the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems that the prospect of payment or performance of the Purchasers' rights or interests in the Transferred Receivables or the Seller Collateral has been impaired or (iii) the Liquidity Availability is less than $20,000,000, the Seller shall deliver an Investment Base Certificate to the Purchasers, the Administrative Agent and the Collateral Agent at such more frequent intervals and with respect to such time periods as the Administrative Agent or the Collateral Agent may request from time to time. Capital Investment Available shall be determined by the Administrative Agent in accordance with the definition thereof based on information related to the Seller Collateral available to it, including (A) any information obtained in connection with any audit or reflected in the most recent Investment Base Certificate or any other Investment Report delivered to the Purchasers and the Administrative Agent or (B) any other information that may be available to the Purchasers and the Administrative Agent.

                  (b) Each Purchase resulting in an increase in Capital Investment shall be made upon the provision of notice by the Seller to the Administrative Agent in the manner provided herein. Any such notice must be given in writing so that it is received no later than 4:00 p.m. (New York time) on the Business Day immediately preceding the proposed Purchase Date set forth therein. Each such notice (a "Capital Purchase Request") shall (i) be substantially in the form of Exhibit 2.03(b) and shall have attached thereto an Investment Base Certificate as of no more than three (3) Business Days prior to the date on which such Capital Purchase Request is


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delivered, (ii) be irrevocable and (iii) specify the amount of the requested increase in Capital Investment (which shall be in an amount not less than $500,000) and the proposed Purchase Date (which shall be a Business Day), and
(iv) shall include such other information as may be reasonably required by the Purchasers and the Administrative Agent.

                  (c) The Seller may at any time reduce the Capital Investment; provided, that (i) the Seller shall give one Business Day's prior written notice of any such reduction to the Administrative Agent substantially in the form of Exhibit 2.03(c) (each such notice, a "Repayment Notice"), (ii) each such notice shall be irrevocable, (iii) each such notice shall specify the amount of the requested reduction in the Capital Investment and the proposed date of such reduction (which shall be a Business Day) and (iv) any such reduction must be accompanied by payment of (A) all Daily Yield accrued and unpaid on the Capital Investment being reduced through but excluding the date of such reduction and (B) the costs, if any, required by Section 2.10. Any such notice of reduction must be received by the Administrative Agent no later than 4:00 p.m. (New York time) on the Business Day immediately preceding the date of the proposed reduction in Capital Investment.

                  Section 2.04. Conveyance of Receivables.

                  (a) Purchase Assignment. On or prior to the Closing Date, the Seller shall complete, execute and deliver to the Administrative Agent for the benefit of the Purchasers an assignment substantially in the form of Exhibit 2.04(a) (the "Purchase Assignment") in order to evidence the Purchases.

                  (b) Funding of Collection Account; Increases in Capital Investment.

                           (i) Funding of Collection Account by Purchaser. Following receipt of any Capital Purchase Request, and subject to satisfaction of the conditions set forth in Section 3.02, the Applicable Purchaser shall make available to or on behalf of the Seller on the Purchase Date specified therein the lesser of the (A) requested increase in Capital Investment specified in such Capital Purchase Request and (B) the Capital Investment Available by depositing such amount in same day funds into the Collection Account or, on the Closing Date only, into such other account as directed by the Seller.

                           (ii) Payment of Purchase Price. The Applicable Purchaser shall, or shall cause the Administrative Agent to, deposit into the Seller Account on each Business Day during the Revolving Period, in same day funds, all amounts on deposit in the Collection Account that are to be disbursed to or on behalf of the Seller pursuant to Section 6.03(c) as payment for the Purchaser Interests.

                  (c)      Vesting of Ownership.

                           (i)      Effective on and as of each Purchase Date
         (A) prior to the occurrence of the Committed Purchaser Funding Event, the Conduit Purchaser shall own the Purchaser Interests sold by the Seller hereunder on such Purchase Date, and (B) on


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         and after the occurrence of the Committed Purchaser Funding Event, the
         Committed Purchaser shall own the Purchaser Interests sold by the Seller hereunder on such Purchase Date. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Purchaser Interests.

                  (ii) The Seller shall indicate in its Records that interests in the Transferred Receivables have been conveyed hereunder and that ownership of such interests is vested in the Administrative Agent on behalf of the Purchasers. In addition, the Seller shall respond to any inquiries with respect to the ownership of any Transferred Receivable by stating that interests therein have been conveyed hereunder and that ownership of such interests is vested in the Purchasers it being understood that such statement shall not be deemed a representation or warranty that the Transferred Receivables themselves (as opposed to interests therein) have been conveyed to the Purchasers hereunder. The Seller and the Servicer shall hold all Contracts and other documents and incidents relating to such Transferred Receivables in trust for the benefit of the Administrative Agent on behalf of the Conduit Purchaser and the Committed Purchaser, and for the sole purpose of facilitating the servicing of such Transferred Receivables. The Seller and the Servicer hereby acknowledge that the Servicer shall retain and possess such Contracts and documents solely in its role as "Servicer" and subject to the provisions of
         Article VII hereof.

                  (d) Repurchases of Transferred Receivables. If the Originator is required to repurchase Transferred Receivables from the Seller pursuant to Section 4.04 of the Sale Agreement, the Applicable Purchaser shall sell and reconvey its Purchaser Interests in such Transferred Receivables to the Seller either (i) through a transfer of such Purchaser Interests in exchange for Purchaser Interests in other Transferred Receivables with an Outstanding Balance equal to the Outstanding Balance of the Receivables being repurchased or (ii) if and to the extent a Purchase Excess exists or would exist pursuant to such sale and reconveyance, for cash in an amount equal to the Outstanding Balance of the Receivables being repurchased.

                  Section 2.05. Facility Termination Date. Notwithstanding anything to the contrary set forth herein, no Purchaser shall have any obligation to purchase any additional Purchaser Interests from and after the Facility Termination Date.

                  Section 2.06. Daily Yield.

                  (a) The Seller shall pay Daily Yield to the Administrative Agent, for the account of the Purchasers, for each day on which any Capital Investment is outstanding, in the manner and at the times specified in Sections 6.03, 6.04 and 6.05.

                  (b) Notwithstanding the foregoing, the Seller shall pay interest at the applicable Daily Yield Rate on Daily Yield which is not paid at the time specified in Sections 6.03, 6.04 and 6.05 and on any other amount payable by the Seller hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by


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acceleration or otherwise) for the period commencing on the due date thereof to
(but excluding) the date the same is indefeasibly paid in full.

                  Section 2.07. Fees.

                  (a) On or prior to the Closing Date and on each date thereafter, the Seller shall pay to the Administrative Agent, for the account of itself and the Purchasers, in accordance with the provisions of Sections 6.02,
6.03 and 6.04, the fees set forth in the Fee Letter that are payable on the Closing Date or such date, as applicable.

                  (b) On each Settlement Date, the Seller shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor as provided in Section 6.04.

                  Section 2.08. Time and Method of Payments.

                  (a)      Subject to the provisions of Sections 6.02, 6.03,
6.04 and 6.05, all payments in reduction of Capital Investment and all payments of yield, fees and other amounts payable by the Seller hereunder shall be made in Dollars, in immediately available funds, to the Administrative Agent (for its account or the account of the applicable Purchasers, Affected Parties or Indemnified Persons) not later than 12:00 Noon (New York time) on the due date therefor. Any such payment made on such date but after such time shall be deemed to have been made on, and Daily Yield shall continue to accrue and be payable thereon until, the next succeeding Weekly Settlement Day. If any such payment becomes due on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Weekly Settlement Day and Daily Yield thereon shall be payable during such extension.

                  (b) Any and all payments by the Seller hereunder shall be made in accordance with this Section 2.08 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, excluding taxes imposed on or measured by the net income of any Affected Party by the jurisdictions under the laws of which such Affected Party is organized or by any political subdivisions thereof (such non-excluded taxes, levies, imposts, deductions, charges and withholdings being "Indemnified Taxes"). If the Seller shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions, and (iii) the Seller shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Indemnified Taxes, the Seller shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. The Seller shall indemnify any Affected Party from and against, and, within


                                       6
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ten days of demand therefor, pay any Affected Party for, the full amount of
Indemnified Taxes (together with any taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, for Indemnified Taxes that were correctly and legally asserted.

                  Section 2.09. Capital Requirements; Additional Costs.

                  (a) If the Administrative Agent on behalf of any Affected Party shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Affected Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Agreement, any other Related Document or any Program Document and thereby reducing the rate of return on such Affected Party's capital as a consequence of its commitments hereunder or thereunder, then the Seller shall from time to time upon demand by the Administrative Agent pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for the Seller's Share of such reduction together with interest thereon from the date of any such demand until payment in full at the applicable Daily Yield Rate; provided, however, that if neither the Administrative Agent nor any Affected Party informs the Seller of such additional amounts within 90 days (the "Notice Period") after the Vice President of Portfolio and Underwriting of the Administrative Agent with responsibility for the transactions evidenced by the Purchase Agreement shall first have knowledge of the adoption of such law, treaty, rule, regulation, guideline or order, giving rise to such additional amounts, then Seller shall not be required to pay such additional amounts attributable to the period beginning on the first day following the Notice Period and concluding on the day the Administrative Agent or any Affected Party so informs the Seller of such circumstances. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the Administrative Agent to the Seller shall be presumptively correct (absent manifest error) for all purposes.

                  (b) If, due to any Regulatory Change, there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder, under any other Related Document or under any Program Document, including with respect to any Purchases, Capital Investment, LOC Draws or Liquidity Loans, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Purchases, Capital Investment, LOC Draws or Liquidity Loans (any such increase in cost or reduction in amounts receivable are hereinafter referred to as "Additional Costs"), then the Seller shall, from time to time upon demand by the Administrative Agent, pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for the Seller's Share of such Additional Costs together with


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interest thereon from the date demanded until payment in full thereof at the applicable Daily Yield Rate; provided, however, that if neither the Administrative Agent nor any Affected Party informs the Seller of such Additional Costs within 90 days (the "Notice Period") after the Vice President of Portfolio and Underwriting of the Administrative Agent with responsibility for the transactions evidenced by the Purchase Agreement shall first have knowledge of the adoption of such Regulatory Change, giving rise to such Additional Costs, then Seller shall not be required to pay such Additional Costs attributable to the period beginning on the first day following the Notice Period and concluding on the day the Administrative Agent or any Affected Party so informs the Seller of such circumstances. Such Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Seller pursuant to this Section 2.09(b).

                  (c) Determinations by any Affected Party for purposes of this Section 2.09 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder, under any other Related Document or under any Program Document or on amounts receivable by it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Seller in reasonable detail and shall be presumptively correct (absent manifest error) for all purposes.

                  (d) It is understood and agreed that no additional cost, fee or expense shall be owed to any Purchaser or the Administrative Agent hereunder solely as a result of any Regulatory Change that results in the Receivables being treated as "on balance sheet" with respect to the Originator or the Parent; provided, however, that the foregoing shall not be interpreted as preventing the imposition of any additional cost, fee or expense to the extent that any Regulatory Change results in the Receivables being treated as "on balance sheet" with respect to the Administrative Agent, any Purchaser, the Collateral Agent or any other Person.

                  Section 2.10. Breakage Costs. The Seller shall pay to the Administrative Agent for the account of the requesting Purchaser, upon request of such Purchaser, such amount or amounts as shall compensate such Purchaser for any loss, cost or expense incurred by such Purchaser (as determined by such Purchaser in its sole discretion) as a result of any reduction by the Seller in Capital Investment (and accompanying loss of Daily Yield thereon) other than on the maturity date of the Commercial Paper (or other financing source) funding such Capital Investment, which compensation shall include an amount equal to any loss or expense incurred by such Purchaser during the period from the date of such reduction to (but excluding) the maturity date of such Commercial Paper (or other financing source) if the rate of interest obtainable by such Purchaser upon the redeployment of funds in an amount equal to such reduction is less than the interest rate applicable to such Commercial Paper (or other financing source) (any such loss, cost or expense, "Breakage Costs"). The determination by such Purchaser of the amount of any such loss or expense shall be set forth in a written notice to the

Seller in reasonable detail and shall be presumptively correct (absent manifest error) for all purposes.

                  Section 2.11. Purchase Excess. On each Business Day during the Revolving Period and after completion of the disbursements specified in Section 6.03, the Administrative Agent shall notify the Seller and the Servicer of any Purchase Excess on such day, and the Seller shall deposit the amount of such Purchase Excess in the Collection Account by 12:00 Noon (New York time) on the immediately succeeding Business Day.

                                  ARTICLE III.

                              CONDITIONS PRECEDENT

                  Section 3.01. Conditions to Effectiveness of Agreement. Neither the Conduit Purchaser nor the Committed Purchaser shall be obligated to purchase Purchaser Interests hereunder on the occasion of the initial Purchase, nor shall any Purchaser or the Administrative Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Purchasers and the Administrative Agent:

                  (a) Purchase Agreement; Information; Other Related Documents. This Agreement shall have been duly executed by, and delivered to, the parties hereto and the Purchasers and the Administrative Agent shall have received such other documents, information, instruments, agreements and legal opinions as each Purchaser and the Administrative Agent shall reasonably request in writing in connection with the transactions contemplated by this Agreement, including all those items listed in the Schedule of Documents, each in form and substance satisfactory to each Purchaser and the Administrative Agent.

                  (b) Approvals. (i) The Purchasers and the Administrative Agent shall have received (x) satisfactory evidence that the Seller and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby or (y) an Officer's Certificate from each of the Seller, the Originator, and the Servicer in form and substance satisfactory to the Purchasers and the Administrative Agent affirming that no such consents or approvals are required and (ii) written consent of the credit facility providers under the Credit Facility, in form and substance reasonably satisfactory to the Administrative Agent, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby.

                  (c) Compliance with Laws. The Seller and the Servicer shall be in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations, including, without limitation, those specifically referenced in Section 5.01(a).

                  (d) Payment of Fees and Taxes. The Seller shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed each Purchaser for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Related Documents, including each Purchaser's legal, rating agency and audit expenses, and other negotiation and document preparation costs. The Seller shall have paid all taxes, including, without limitation, any stamp taxes, which may be imposed as a result of the transaction contemplated by this Agreement and the Related Documents.

                  (e) Representations and Warranties. Each representation and warranty by the Seller contained herein and in each other Related Document shall be true and correct as of the Closing Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.

                  (f) No Termination Event. (i) No Incipient Termination Event or Termination Event hereunder (ii) nor any "Event of Default" or "Default" under (and as defined in) the Credit Facility (iii) nor any "Event of Default" or "Default" under (and as defined in) the Indenture, shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Closing Date.

                  (g) Confirmation of Commercial Paper Ratings. The Administrative Agent shall have received written confirmation from each Rating Agency that the then current rating of the Commercial Paper shall not be withdrawn or downgraded after giving effect to this Agreement and the transactions contemplated thereby.

                  (h)      [Reserved].

                  (i) Absence of Material Adverse Change. As of the Closing Date, there has been (i) except as otherwise disclosed in the financial statements dated as of May 31, 2002, delivered to the Administrative Agent, since August 31, 2001, no material adverse change, (w) in the business, financial or other condition or prospects of the Seller and the Servicer, either individually or taken as a whole, (x) any industry in which the Seller and the Servicer operates, (y) in the Transferred Receivables, either individually or taken as a whole, or (z) in the financial condition or prospects of the Seller or the Servicer, (ii) no litigation commenced which if successful could have a material adverse impact on the Seller and the Servicer, either individually or taken as a whole, or which would challenge the transactions contemplated herein and in the Related Documents, and (iii) except as otherwise disclosed in the financial statements dated as of May 31, 2002, delivered to the Administrative Agent, since August 31, 2001, no material increase in the liabilities (liquidated or contingent) of the Seller and the Servicer, either individually or taken as a whole, or material decrease in the assets of the Seller and the Servicer, either individually or taken as a whole.

                  (j) Sale Agreement and Related Documents. The Seller, the Originator and the Parent shall have entered into the Sale Agreement and each Related Document in form, scope and substance acceptable to the Administrative Agent and each Purchaser, (ii) the Sale Agreement and each Related Document shall be in full force and effect and shall provide for "true sale" treatment of all sales of Transferred Receivables thereunder under all applicable laws and for all purposes, and (iii) the Administrative Agent shall have received all such other information, documents, instruments and agreements as any Purchaser or the Administrative Agent shall reasonably request in connection with the transactions contemplated by the Sale Agreement, including all documents, instruments, agreements and legal opinions listed in the Schedule of Documents, each in form and substance satisfactory to each Purchaser and the Administrative Agent.

                  (k) Termination of Existing Receivables Transaction. The Administrative Agent shall have received fully executed payoff and termination letters (in form and substance reasonably satisfactory to the Administrative Agent) with respect to the Existing Receivables Facility and the release of all security in connection with the Existing Receivables Facility.

                  Section 3.02. Conditions Precedent to All Purchases. No Purchaser shall be obligated to purchase Purchaser Interests (or make a Reinvestment Purchase) hereunder on any date if, as of such date:

                  (a) any representation or warranty of the Seller or the Servicer contained herein or in any of the other Related Documents shall be untrue or incorrect as of such date, either before or after giving effect to the Purchase of Purchaser Interests on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

                  (b) any event shall have occurred, or would result from the Purchase of Purchaser Interests on such Purchase Date or from the application of the proceeds therefrom, that constitutes an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination;

                  (c) the Seller shall have failed to timely deliver an Investment Base Certificate as most recently required pursuant to Section 2.03(a) or (b) hereof, or the Seller shall otherwise not be in compliance with any of its covenants or other agreements set forth herein or in any Related Document;

                  (d)      the Facility Termination Date shall have occurred;

                  (e) either before or after giving effect to such Purchase and to the application of the proceeds therefrom, a Purchase Excess would exist;

                  (f) the Purchaser Interests sold hereunder would not, after giving effect to such purchase, exceed 100%;

                  (g) the Seller or the Servicer shall fail to have delivered any information, approvals, consents and opinions to the Purchasers and the Administrative Agent and, if applicable, each Rating Agency, (i) as any Purchaser or the Administrative Agent may reasonably request, or (ii) as either Rating Agency may request; or

                  (h)      a Material Adverse Effect has occurred.

The delivery by the Seller of a Capital Purchase Request and the acceptance by the Seller of the funds from such Capital Purchase or any Reinvestment Purchase on any Purchase Date shall be deemed to constitute, as of any such Purchase Date, a representation and warranty by the Seller that the conditions in this
Section 3.02 have been satisfied.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations and Warranties of the Seller. To induce each Purchaser to purchase the Purchaser Interests and the Administrative Agent to take any action hereunder, the Seller makes the following representations and warranties to each Purchaser and the Administrative Agent as of the Closing Date and, except to the extent provided otherwise below, as of each Purchase Date, each and all of which shall survive the execution and delivery of this Agreement.

                  (a)      Corporate Existence; Compliance with Law. The Seller
(i) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, the state of Delaware (which is Seller's only state of organization); (ii) is 100% owned by the Originator, (iii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iv) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (v) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (vi) is in compliance with its limited liability company agreement and other organizational documents; and (vii) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. As of the Closing Date, the current location of the Seller's chief executive office, principal place of business, other offices, the warehouses and premises within which any Seller Collateral is stored or located, and the locations of its records concerning the Seller Collateral (including originals of the Seller Assigned Agreements) are set forth in Schedule 4.01(b) and none of such locations has changed within the past 12 months (or such shorter time as the Seller has been in existence). During the prior five years (or such shorter time as the Seller has been in existence), except as set forth in
Schedule 4.01(b), the Seller has not been known as or used any corporate, fictitious or trade name. In addition, Schedule 4.01(b) lists the organizational identification number issued by Seller's state of organization or states that no such number has been issued and lists the federal employer identification number of the Seller.

                  (c) Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Seller of this Agreement and the other Related Documents to which it is a party, the creation and perfection of all Liens and ownership interests provided for herein and therein: (i) are within the Seller's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of the Seller's charter or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Seller or the Originator is a party or by which the Seller or the Originator or any of the property of the Seller or the Originator is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Seller or the Originator; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Closing Date as provided in
Section 3.01(b). The exercise by each of the Seller, the Purchasers and the Administrative Agent of any of its rights and remedies under any Related Document to which it is a party, does not require the consent or approval of any Governmental Authority or any other Person (other than consents or approvals solely relating to or required to be obtained by a Purchaser or the Administrative Agent, except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in Section 3.01(b). On or prior to the Closing Date, each of the Related Documents to which the Seller is a party shall have been duly executed and delivered by the Seller and on the Closing Date each such Related Document shall then constitute a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws of general applicability affecting the enforcement of creditor's rights generally or by principles of equity.

                  (d) No Litigation. No Litigation is now pending or, to the knowledge of the Seller, threatened against the Seller that (i) challenges the Seller's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or Seller Collateral or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) has a reasonable risk of being determined adversely to the Seller and that, if so determined, could have a Material Adverse Effect. Except as set forth on Schedule 4.01(d), as of the Closing Date there is no Litigation pending or threatened that seeks damages or injunctive relief against, or alleges criminal misconduct by, the Seller.

                  (e) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Seller is and will be Solvent. No event of the type described in
Section 9.01(c) has been commenced or threatened against the Seller, the Parent or the Originator.

                  (f) Material Adverse Effect. Since the date of the Seller's organization, (i) the Seller has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Seller or has become binding upon the Seller's assets and no law or regulation applicable to the Seller has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) the Seller is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Seller is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since the date of the Seller's organization, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

                  (g) Ownership of Property; Liens. No Transferred Receivable is subject to any Adverse Claim, none of the other properties and assets of the Seller are subject to any Adverse Claims other than (a) Permitted Seller Encumbrances and (b) any Dilution Factors arising in the ordinary course of business of the Originator or the Seller, and there are no facts, circumstances or conditions known to the Seller that may result in (i) with respect to the Transferred Receivables, any Adverse Claims (including Adverse Claims arising under Environmental Laws) and (ii) with respect to its other properties and assets, any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Seller Encumbrances. The Seller has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Seller's right, title and interest in and to the Transferred Receivables, the Seller Collateral and its other properties and assets. The Seller has rights in and the power to transfer the Transferred Receivables. The Seller has rights in and the power to transfer each item of the Seller Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Seller Encumbrances. The Liens granted to the Purchaser pursuant to Section 8.01 will at all times be fully perfected first priority Liens in and to the Seller Collateral.

                  (h) Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt. Except as set forth in Schedule 4.01(h), the Seller has no Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person. All of the issued and outstanding Stock of the Seller is owned by each of the Stockholders in the amounts set forth on Schedule 4.01(h). There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which the Seller may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Debt of the Seller as of the Closing Date is described in Section 5.03(h).

                  (i) Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by the Seller and each of its Affiliates included in the Parent Group have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with Section 5.01(e). Proper and accurate amounts have been withheld by the Seller or such Affiliate from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i) sets forth as of the Closing Date (i) those taxable years for which the Seller's or such Affiliates' tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with any such audit or otherwise currently outstanding. Except as described on Schedule 4.01(i) or otherwise notified to the Administrative Agent in writing, neither the Seller nor any such Affiliate has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. The Seller is not liable for any charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of the Seller's knowledge, as a transferee. As of the Closing Date, neither the Seller nor any of its Affiliates included in the Parent Group has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

                  (j) Full Disclosure. (i) All information contained in this Agreement, any Investment Base Certificate or any of the other Related Documents, or any written statement furnished by or on behalf of the Seller to any Purchaser or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and (ii) none of this Agreement, any Investment Base Certificate or any of the other Related Documents, or any written statement furnished by or on behalf of the Seller to either Purchaser or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is misleading as a result of the failure to include therein a material fact.

                  (k) ERISA. The Seller is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA.

                  (l) Brokers. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

                  (m) Margin Regulations. The Seller is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security," as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). The Seller owns no Margin Stock, and no portion of the proceeds of the purchase price for Transferred Receivables sold hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Seller will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

                  (n) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the Related Documents requires compliance with any bulk sales act or similar law.

                  (o) Securities Act and Investment Company Act Exemptions. Each Purchase of Purchaser Interests under this Agreement will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

                  (p) Government Regulation. The Seller is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. The Purchase of Purchaser Interests by the Purchasers hereunder, the application of the proceeds thereof and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

                  (q) Nonconsolidation. The Seller is operated in such a manner that the separate corporate existence of the Seller, on the one hand, and any member of the Parent Group, on the other hand, would not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group and, without limiting the generality of the foregoing:

                           (i) the Seller is a limited purpose entity whose activities are restricted in its limited liability company agreement and other organizational documents to those activities expressly permitted hereunder and under the other Related Documents and the Seller has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder and under the other Related Documents, nor has the Seller entered into any agreement other than this Agreement, the other Related Documents to which it is a party and, with the prior written consent of the Purchasers and the Administrative Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

                           (ii) no member of the Parent Group or any individual at the time he or she is acting as an officer of any such member is or has been involved in the day-to-day management of the Seller; provided, however, that the foregoing shall not prohibit any individual from being an officer with respect to the Seller, the Servicer, the Originator and the Parent simultaneously;

                           (iii) other than the purchase and acceptance through capital contribution of Transferred Receivables and any capital contributions of cash, the payment of dividends and the return of capital to the Originator, the payment of Servicing Fees to the Servicer under this Agreement and arm's length transactions with respect to the provision of office space, office equipment, office supplies and administrative services, the Seller engages and has engaged in no intercorporate transactions with any member of the Parent Group;

                           (iv) the Seller maintains corporate records and books of account separate from that of each member of the Parent Group, holds regular corporate meetings and otherwise observes corporate formalities and has a business office separate from that of each member of the Parent Group;

                           (v) the financial statements and books and records of the Seller, the Parent and the Originator reflect the separate corporate existence of the Seller;

                           (vi)     (A) the Seller maintains its assets
         separately from the assets of each member of the Parent Group (including through the maintenance of separate records, books of account and bank accounts and except for any Records to the extent necessary to assist the Servicer in connection with the servicing of the Transferred Receivables), (B) the Seller's funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, have not been and are not commingled with those of any member of the Parent Group except for temporary commingling of the type described in Section 7.03 which is promptly corrected as described in
         Section 7.03 and (C) the separate creditors of the Seller will be entitled to be satisfied out of the Seller's assets prior to any value in the Seller becoming available to the Seller's Stockholders;

                           (vii) except as otherwise expressly permitted hereunder, under the other Related Documents and under the Seller's organizational documents, no member of the Parent Group (A) pays the Seller's expenses, (B) guarantees the Seller's obligations, or (C) advances funds to the Seller for the payment of expenses or otherwise;

                           (viii) all business correspondence and other communications of the Seller are conducted in the Seller's own name, on its own stationery and through a separately-listed telephone number;

                           (ix) the Seller does not act as agent for any member of the Parent Group, but instead presents itself to the public as an entity separate from each such member and independently engaged in the business of purchasing and financing Receivables;

                           (x)      the Seller maintains at least two
         independent managers each of whom (A) is not a Stockholder, director, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (other than the Seller), all as provided in its limited liability company agreement, (B) has (1) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (C) is otherwise acceptable to the Purchasers and the Administrative Agent (it being understood that any director affiliated with Global Securitization Services, LLC, Lord Securities Corporation or Amacar, L.L.C. or a similar organization acceptable to the Administrative Agent which is in the business of providing independent directors for special-purpose financing entities such as the Seller shall be acceptable to the Administrative Agent; and

                           (xi) the limited liability company agreement of the Seller require (A) the affirmative vote of each independent manager before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the Seller, and (B) the Seller to maintain (1) correct and complete books and records of account and (2) minutes of the meetings and other proceedings of its Stockholders and board of directors.

                  (r) Deposit and Disbursement Accounts. Schedule 4.01(r) lists all banks and other financial institutions at which the Seller maintains deposit or other bank accounts as of the Closing Date, including any Lockbox Accounts and the Concentration Account, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

                  (s)      Transferred Receivables.

                           (i) Transfers. Each Transferred Receivable was purchased by or contributed to the Seller on the relevant Transfer Date pursuant to the Sale Agreement.

                           (ii) Eligibility. Each Transferred Receivable designated as an Eligible Receivable in each Investment Base Certificate constitutes an Eligible Receivable as of the date specified in such Investment Base Certificate.

                           (iii) No Material Adverse Effect. The Seller has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on each Transferred Receivable designated as an Eligible Receivable in any Investment Base Certificate will not be paid in full when due or to expect any other Material Adverse Effect.

                           (iv) Nonavoidability of Transfers. The Seller shall (A) have received each Contributed Receivable as a contribution to the capital of the Seller by the Originator and (B) (1) have purchased each Sold Receivable from the Originator for cash consideration and (2) have accepted assignment of any Eligible Receivables transferred pursuant to clause (b) of Section 4.04 of the Sale Agreement, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. Each Sale of a Sold Receivable effected pursuant to the terms of the Sale Agreement shall not have been made for or on account of an antecedent debt owed by any Originator to the Seller and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

                  (t) Representations and Warranties and Covenants in Other Related Documents. Each of the representations and warranties of the Seller contained in the Related Documents (other than this Agreement) is true and correct in all respects. Each of the Seller, the Parent, the Originator and each of their Subsidiaries is in compliance with all covenants and agreements contained in the Related Documents.

                  (u) Termination Events. No Incipient Termination Event or Termination Event has occurred and is continuing

                  Section 4.02. Representations and Warranties and Covenants of the Servicer. To induce the Purchasers to purchase the Purchaser Interests and the Administrative Agent to take any action required to be performed by it hereunder, in addition to the representations and warranties contained in
Section 7.06, the Servicer represents and warrants to the Purchasers and the Administrative Agent, which representation and warranty shall survive the execution and delivery of this Agreement, that each of the representations and warranties of the Servicer contained in any Related Document is true and correct and the Servicer hereby makes each such representation and warranty to, and for the benefit of, the Purchasers and the Administrative Agent as if the same were set forth in full herein.

                                   ARTICLE V.

                         GENERAL COVENANTS OF THE SELLER

                  Section 5.01. Affirmative Covenants of the Seller. The Seller covenants and agrees that from and after the Closing Date and until the Termination Date:

                  (a) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities laws, margin regulations, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Seller shall continue to pay all fees required to be paid by it under the Fee Letter, all governmental fees and all taxes, including without limitation any stamp taxes which may be imposed as a result of the transactions contemplated by this Agreement and the Related Documents. The Seller shall comply in all respects with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor.

                  (b) Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with (1) the terms of its limited liability company agreement and other organizational documents, (2) Sections 4.01(a), (q) and (t) and (3) the assumptions set forth in each legal opinion of King & Spalding or other counsel to the Seller from time to time delivered pursuant to Section 3.02(d) of the Sale Agreement with respect to issues of substantive consolidation and true sale and absolute transfer; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate and trade names as are set forth in Schedule 5.01(b). The Seller shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, so that financial statements can be prepared from such books and records in accordance with GAAP and on a basis consistent with the financial statements delivered pursuant to Section 5.02(a).

                  (c) Deposit of Collections. All Obligors have been instructed to remit all payments with respect to any Transferred Receivable directly into a Lockbox Account. The Seller shall deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections the Seller may receive with respect to any Transferred Receivable.

                  (d) Use of Proceeds. The Seller shall utilize the proceeds of the Purchases made hereunder solely for (i) the purchase of Receivables from the Originator pursuant to the Sale Agreement, (ii) the payment of dividends to its Stockholders, and (iii) the payment of administrative fees or Servicing Fees or expenses to the Servicer or routine administrative or operating expenses, in each case only as expressly permitted by and in accordance with the terms of this Agreement and the other Related Documents.

                  (e)      Payment, Performance and Discharge of Obligations.

                           (i) Subject to Section 5.01(e)(ii), the Seller shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges payable by it, including (A) charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all charges with respect to taxes, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any such amounts shall become past due.

                           (ii) The Seller may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 5.01(e)(i); provided, that (A) adequate reserves with respect to such contest are maintained in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Seller Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) none of the Purchasers or the Administrative Agent has advised the Seller in writing that such Affected Party reasonably believes that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect.

                  (f) ERISA. The Seller shall give the Administrative Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

                  (g) Environmental Laws. The Seller shall give the Administrative Agent prompt written notice of receipt by the Seller of any material notice relating to Environmental Laws or Permits.

                  (h) Credit Facility Refinancing Information. Not later than (but no more than fifteen days prior to) the dates that are 6 months, 3 months and 1 month prior to the then current expiration date of the Credit Facility, the Seller shall (or shall cause the Servicer to) provide information reports to the Administrative Agent (in each case in form and substance reasonably satisfactory to the Administrative Agent) detailing the Originator's plans to refinance the then existing Credit Facility.

                  (i) Servicing Software. The Seller shall use its best efforts to obtain written authorization of the licensor of the Servicing Software to grant the Administrative Agent (and its assigns) the right to use such Servicing Software for purposes of obtaining information about and servicing the Transferred Receivables by the date that is 90 days after the Closing Date.

                  Section 5.02. Reporting Requirements of the Seller.

                  (a) The Seller hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Purchasers, the Administrative Agent and the Collateral Agent and, in the case of paragraph(g) therein only, to the Rating Agencies, the financial statements, notices and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

                  (b) The Seller hereby agrees that from and after the Closing Date until the Termination Date, it shall deliver or cause to be delivered to the Purchaser, the Administration Agent and the Collateral Agent, Investment Base Certificates in accordance with the provisions of Section 2.03(a).

                  (c) The Seller hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Purchasers, the Administrative Agent and the Collateral Agent, the Investment Reports such other reports, statements and reconciliations with respect to the Investment Base or Seller Collateral as any Purchaser, the Administrative Agent or the Collateral Agent shall from time to time request in its reasonable discretion.

                  (d) The Seller hereby agrees that, from and after the Closing Date until the Termination Date, it shall prepare and deliver all reports, statements and records required to be delivered by it hereunder or under any other Related Document so as to clearly distinguish Transferred Receivables that are subsequently reconveyed to the Originator pursuant to
Section 4.04 of the Sale Agreement from Transferred Receivables that are not so reconveyed.

                  Section 5.03. Negative Covenants of the Seller. The Seller covenants and agrees that, without the prior written consent of the Purchasers and the Administrative Agent, from and after the Closing Date until the Termination Date:

                  (a) Sale of Stock and Assets. The Seller shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including its capital Stock (whether in a public or a private offering or otherwise), any Transferred Receivable, Seller Collateral or Contract therefor or any of its rights with respect to any Lockbox or any Lockbox Account, the Collection Account, the Concentration Account, the Retention Account or any other deposit account in which any

Collections of any Transferred Receivable are deposited except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

                  (b) Liens. The Seller shall not create, incur, assume or permit to exist (i) any Adverse Claim on or with respect to its Transferred Receivables or (ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for the Liens set forth in Schedule 5.03(b) and other Permitted Seller Encumbrances. In addition, the Seller shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Purchasers as additional collateral for the Seller Secured Obligations, except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

                  (c) Modifications of Receivables, Contracts or Credit and Collection Policies. The Seller shall not, without the prior written consent of the Administrative Agent and with respect to clause (ii) only, upon provision of written notice to the Rating Agencies, (i) extend, amend, rescind, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, provided, that, as long as no Incipient Termination Event or Termination Event has occurred and is continuing, the Seller may authorize the Servicer to take such actions as are expressly permitted by the terms of any Related Document or the Credit and Collection Policies, or (ii) amend, modify or waive any term or provision of the Credit and Collection Policies.

                  (d) Changes in Instructions to Obligors. The Seller shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables without the prior written consent of the Administrative Agent.

                  (e)      Capital Structure and Business. The Seller shall not
(i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect, (ii) make any change in its capital structure as described on Schedule 4.01(h), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, (iii) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of the Administrative Agent, or (iv) amend its limited liability company agreement or any of its other organizational documents. The Seller shall not engage in any business other than as provided in its limited liability company agreement and organizational documents and the Related Documents.

                  (f) Mergers, Subsidiaries, Etc. The Seller shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, convey, transfer, lease or otherwise dispose of, all (or substantially all) of its assets (whether now owned or hereafter acquired) to, or acquire all (or substantially all) of the assets or capital Stock or other ownership interests of, or otherwise combine with or acquire, any Person (whether in one transaction or in a series of transaction) other than dispositions of accounts receivable and related assets as contemplated by this Agreement.

                  (g) Sale Characterization; Sale Agreement. The Seller shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Sale Agreement (including for accounting, tax and reporting purposes) in any manner other than (i) with respect to each Sale of each Sold Receivable effected pursuant to the Sale Agreement, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Receivables by the Originator to the Seller and (ii) with respect to each contribution of Contributed Receivables thereunder, as an increase in the stated capital of the Seller.

                  (h) Restricted Payments. The Seller shall not enter into any lending transaction with any other Person. The Seller shall not at any time
(i) advance credit to any Person or (ii) declare any dividends, repurchase any Stock, return any capital, or make any other payment or distribution of cash or other property or assets in respect of the Seller's Stock if, after giving effect to any such advance or distribution, a Purchase Excess, Incipient Termination Event or Termination Event would exist or otherwise result therefrom.

                  (i) Debt. The Seller shall not create, incur, assume or permit to exist any Debt, except (i) Debt of the Seller to any Affected Party, Indemnified Person, the Servicer or any other Person in each case expressly permitted by this Agreement or any other Related Document, (ii) deferred taxes,
(iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, and (iv) indorser liability in connection with the indorsement of negotiable instruments for deposit or collection in the ordinary course of business.e instruments for deposit or collection in the ordinary course of business.

                  (j) Prohibited Transactions. The Seller shall not enter into, or be a party to, any transaction with any Person except as permitted hereunder or under any other Related Document.

                  (k) Investments. Except as otherwise expressly permitted hereunder or under the other Related Documents, the Seller shall not make any investment in, or make or accrue loans or advances of money to, any Person, including any Stockholder, director, officer or employee of the Seller, the Parent or any of the Parent's other Subsidiaries, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Transferred Receivables and Permitted Investments.

                  (l) Commingling. The Seller shall not deposit or give any instructions to any Person to remit or deposit any funds that (i) do not constitute Collections of Transferred Receivables or (ii) constitute Collections of Excluded Receivables into any Lockbox or Lockbox Account or the Concentration Account. If such funds are nonetheless deposited into a Lockbox, Lockbox Account or the Concentration Account, the Seller shall promptly notify the Administrative Agent and the Administrative Agent shall promptly remit any such amounts to the Originator.

                  (m) ERISA. The Seller shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

                  (n) Related Documents. The Seller shall not amend, modify or waive any term or provision of any Related Document without the prior written consent of the Administrative Agent.

                  (o) Board Policies. The Seller shall not modify the terms of any policy or resolutions of its board of directors if such modification could have or result in a Material Adverse Effect.

                  (p) Purchase of Receivables. The Seller shall not, directly or indirectly, purchase any accounts receivables from any Person (other than the Originator pursuant to the terms of the Sale Agreement) without the express written consent of the Administrative Agent.

                  (q) Dividends and other Distributions. The Seller shall not declare or pay dividends, distributions or other amounts with respect to its Stock unless, after giving effect to such dividends, distributions and other amounts, the Net Worth Percentage of the Seller shall be equal to or greater than 5%.


                                  ARTICLE VI.

                          COLLECTIONS AND DISBURSEMENTS

                  Section 6.01. Establishment of Accounts.

                  (a)      The Lockbox Accounts and the Concentration Account.

                           (i) The Seller has established with each Lockbox Account Bank one or more Lockbox Accounts. The Seller has established the Concentration Account with the Concentration Account Bank. The Seller agrees that, at any time (A) after the occurrence of a Termination Event, Incipient Termination Event, Servicer Termination Event or Incipient Servicer Termination Event or (B) the Liquidity Availability is less than $20,000,000, the Administrative Agent (i) is authorized to deliver a Notice of Direction or similar notice of control to each Lockbox Account Bank and each Concentration Account Bank and (ii) shall have exclusive dominion and control of each Lockbox Account and the Concentration Account and all monies, instruments and other property from time to time on deposit therein. If on any date (x) the Administrative Agent has delivered a Notice of Direction or similar notice of control on account of the Liquidity Availability being less than $20,000,000, (y) the Liquidity Availability on such date exceeds $20,000,000 and has exceeded $20,000,000 at all times during the 90 consecutive day period immediately prior to such date and (z) no Termination Event, Incipient Termination Event, Servicer

         Termination Event or Incipient Servicer Termination Event has occurred and is then continuing, then (upon the written request of the Seller) the Administrative Agent shall negotiate in good faith with the Seller to establish procedures for instructing each Lockbox Account Bank and Concentration Account Bank so notified that they may re-commence following instructions of the Seller or the Servicer, as applicable, with respect to the particular account. Prior to the delivery of a Notice of Direction by the Administrative Agent, the Seller shall have access to and may make withdrawals from the Lockbox Accounts and the Concentration Account; provided, however, that all such funds so withdrawn shall be applied by the Seller in accordance with the provisions of this Article VI and any funds to be remitted to the Administrative Agent, any Purchaser or the Collateral Agent shall be held in trust for the benefit of the Administrative Agent, the Purchasers and the Collateral Agent, as applicable, and that (as provided in Section 6.01(b)(ii) hereof) (a) on each Business Day, funds in amounts sufficient to pay all sums specified in Section 6.02 to be paid on such Business Day and (b) on each Weekly Settlement Day, funds in an amount sufficient to fund all amounts (without duplication) specified in Sections 6.02, 6.03 (other than 6.03(c)), 6.04 (other than 6.04(a)(iv)) and 6.05 (other than 6.05(g)), shall be wired by Seller to the Collection Account to be on deposit in immediately available funds prior to 12:00 Noon. (New York time) on such day. After the delivery of a Notice of Direction by the Administrative Agent, the Seller shall not make or cause to be made, or have any ability to make or cause to be made, any withdrawals from any Lockbox Account or the Concentration Account except as provided in Section 6.01(b)(iii).

                           (ii)     The Seller and/or the Servicer have
         instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Receivables, to make payments in respect thereof only (A) by check or money order mailed to one or more lockboxes or post office boxes under the control of the Administrative Agent (each a "Lockbox" and collectively the "Lockboxes") pursuant to the terms of a Lockbox Account Agreement or (B) by wire transfer or moneygram directly to a Lockbox Account. Schedule 4.01(r) lists all Lockboxes and all Lockbox Account Banks at which the Seller maintains Lockbox Accounts as of the Closing Date, and such schedule correctly identifies (1) with respect to each such Lockbox Account Bank, the name, address and telephone number thereof, (2) with respect to each Lockbox Account, the name in which such account is held and the complete account number therefor, and (3) with respect to each Lockbox, the lockbox number and address thereof. The Seller and the Servicer shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the Lockbox Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, each of the Seller and the Servicer shall deposit or cause to be deposited into a Lockbox Account or the Concentration Account all cash, checks, money orders or other proceeds of Transferred Receivables or Seller Collateral received by it other than in a Lockbox or a Lockbox Account, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust, as trustee, for the benefit of the Collateral Agent.

         Neither the Seller nor the Servicer shall make any deposits into a Lockbox or any Lockbox Account except in accordance with the terms of this Agreement or any other Related Document.

                           (iii) If, for any reason, a Lockbox Account Agreement terminates or any Lockbox Account Bank fails to comply with its obligations under the Lockbox Account Agreement to which it is a party, then the Seller shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make any payments to a Lockbox Account maintained at any such Lockbox Account Bank to make all future payments to a new Lockbox Account in accordance with this Section 6.01(a)(iii). The Seller shall not close any such Lockbox Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Lockbox Account Bank or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Lockbox Account Bank or with such new depositary institution substantially in the form of such Lockbox Account Agreement or that is satisfactory in all respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Lockbox Account, such new agreement shall become a Lockbox Account Agreement and any new depositary institution shall become a Lockbox Account
         Bank), and (D) taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Lockbox Account to the Purchaser under Section 8.01 of this Agreement. Except as permitted by this Section 6.01(a), neither the Seller nor the Servicer shall open any new Lockbox or Lockbox Account without the prior written consent of the Administrative Agent.

                           (iv) Schedule 4.01(r) correctly identifies the Concentration Account, the name, address and telephone number of the Concentration Account Bank, and the name in which the Concentration Account is held and the complete account number therefor. If, for any reason, the Lockbox Account Agreement applicable to the Concentration Account terminates or the Concentration Account Bank fails to comply with its obligations under such Lockbox Account Agreement, then the Administrative Agent may direct the Lockbox Account Banks to forward all Collections received in the Lockbox Accounts to the Collection Account. The Seller shall not close the Concentration Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Concentration Account Bank or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Concentration Account Bank or with such new depositary institution substantially in the form of a Lockbox Account Agreement or that is satisfactory in all respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Concentration Account, such new agreement shall become a Lockbox Account Agreement and any new depositary institution shall become a Concentration Account
         Bank), and (D) taken all such action as
         the Administrative Agent shall require to grant and perfect a first priority Lien in such new Concentration Account to the Purchaser under
         Section 8.01 of this Agreement. Except as permitted by this Section 6.01(a), neither the Seller nor the Servicer shall open any Concentration Account without the prior written consent of the Administrative Agent.

                           (v) Pursuant to Section 6.02, the Seller shall instruct each Lockbox Account Bank to transfer, and the Seller hereby grants the Administrative Agent the authority to instruct each such Lockbox Account Bank to transfer, on each Business Day in same day funds, all available funds in each Lockbox Account to the Concentration Account.

                  (b)      Collection Account.

                           (i) The Purchasers have established and shall maintain the Collection Account with the Depositary. The Collection Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

                           (ii) Prior to the delivery of a Notice of Direction by the Administrative Agent, (a) on each Business Day, funds in an amount sufficient to pay all sums specified in Section 6.02 to be paid on such Business Day and (b) on each Weekly Settlement Day, funds in an amount sufficient to pay all amounts (without duplication) specified in Sections 6.02, 6.03 (other than 6.03(c)), 6.04 (other than 6.04(a)(iv)) and 6.05 (other than 6.05(g)) to be paid on such day, in each case, shall be deposited by the Seller into the Collection Account prior to 12:00 Noon (New York time) on such day.

                           (iii) After the delivery of a Notice of Direction by the Administrative Agent, the Seller shall instruct the Concentration Account to transfer, and the Seller hereby grants the Administrative Agent the authority to instruct each such Concentration Account Bank to transfer, no later than 12:00 Noon (New York time) on each Business Day, in each case, in same day funds, all available funds in the Concentration Account to the Collection Account.

                           (iv) The Purchasers and the Administrative Agent may deposit into the Collection Account from time to time all monies, instruments and other property received by any of them as proceeds of the Transferred Receivables. Prior to the Facility Termination Date, on each Business Day, the Administrative Agent shall instruct and cause the Depositary (which instruction may be in writing or by telephone confirmed promptly thereafter in writing) to release funds on deposit in the Collection Account in the order of priority set forth in Section
         6.03. On each Business Day from and after the Facility Termination Date the Administrative Agent shall apply all amounts when received in the Collection Account in the order of priority set forth in Section 6.05.

                           (v) If, for any reason, the Depositary wishes to resign as depositary of the Collection Account or fails to carry out the instructions of the Administrative Agent, then the Administrative Agent shall promptly notify the Purchasers. Neither the Purchasers nor the Administrative Agent shall close the Collection Account unless (A) a new deposit account has been established with the Depositary or a new depository, (B) the Purchasers and the Administrative Agent have entered into an agreement covering such new account with such depositary institution satisfactory in all respects to the Administrative Agent (whereupon such new account shall become the Collection Account for all purposes of this Agreement and the other Related Documents), and (C) the Purchasers and the Administrative Agent have taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Collection Account to the Administrative Agent on behalf of the Purchasers and to the Collateral Agent on behalf of the Conduit Purchaser under the Collateral Agent Agreement.

                  (c) Retention Account. (i) The Administrative Agent has established and shall maintain the Retention Account with the Depositary. The Retention Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

                           (ii) If, for any reason, the Depositary wishes to resign as depositary of the Retention Account or fails to carry out the instructions of the Administrative Agent, then the Administrative Agent shall promptly notify the Purchasers. Neither the Purchasers nor the Administrative Agent shall close the Retention Account unless (A) a new retention account has been established with the Depositary or a new depository institution, (B) the Purchasers and the Administrative Agent have entered into an agreement covering such new account with such depositary institution satisfactory in all respects to the Administrative Agent (whereupon such new account shall become the Retention Account for all purposes of this Agreement and the other Related Documents), and (C) the Purchasers and the Administrative Agent have taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Retention Account to the Administrative Agent on behalf of the Purchasers and to the Collateral Agent on behalf of the Conduit Purchaser under the Collateral Agent Agreement.

                  Section 6.02. Funding of Collection Account.

                  (a) As soon as practicable, and in any event no later than 12:00 Noon (New York time) on each Business Day (without duplication):

                           (i) if such day is prior to the delivery of a Notice of Direction by the Administrative Agent, the Seller shall deposit funds into the Collection Account in an amount equal to (A) if such day is not a Weekly Settlement Day, all amounts specified in this Section 6.02 to be paid on such Business Day or (B) if such day is a Weekly Settlement Day, all amounts (without duplication) specified in Sections 6.02, 6.03 (other than 6.03(c)), 6.04 (other than 6.04(a)(iv))
         and 6.05 (other than 6.05(g)) to be paid on such day.

                           (ii) after the delivery of a Notice of Direction by the Administrative Agent, the Administrative Agent shall transfer or cause to be transferred, to the extent then available, all Collections deposited in any Lockbox Account prior to such Business Day to the Concentration Account and all amounts subsequently on deposit in the Concentration Account to the Collection Account;

                           (iii)    the Applicable Purchaser or the
         Administrative Agent shall deposit in the Collection Account the amount, if any, required pursuant to Section 2.04(b)(i);

                           (iv) if, on the immediately preceding Business Day, the Administrative Agent shall have notified the Seller of any Purchase Excess, then the Seller shall deposit cash in the amount of such Purchase Excess in the Collection Account;

                           (v) if on such Business Day the Seller is required to make other payments under this Agreement not previously retained out of Collections (including Additional Amounts and Indemnified Amounts not previously paid), then the Seller shall deposit an amount equal to such payments in the Collection Account;

                           (vi) if since the immediately preceding Business Day, the Originator made a capital contribution or repurchased a Transferred Receivable pursuant to Section 4.04 of the Sale Agreement or made a payment as a result of any Dilution Factors pursuant to
         Section 4.02(o) of the Sale Agreement, then the Seller shall deposit in the Collection Account cash in the amount so received from the Originator for such contribution or for such repurchase or payment;

                           (vii) the Servicer shall deposit in the Collection Account the Outstanding Balance of any Transferred Receivable the Servicer elected to pay pursuant to Section 7.04 since the immediately preceding Business Day; and

                           (viii) the Seller shall deposit in the Collection Account the Outstanding Balance of any Transferred Receivable the Seller elected to pay pursuant to Section 8.06(d) since the immediately preceding Business Day

                  (b) If, on or before the second Business Day immediately preceding any Settlement Date, the Administrative Agent shall have notified the Seller of any Retention Account Deficiency pursuant to Section 6.04(b), then the Seller shall deposit cash in the amount of such deficiency in the Collection Account no later than 12:00 Noon (New York time) on such Settlement Date.

                  (c) From and after the Facility Termination Date, the Administrative Agent shall transfer all amounts on deposit in the Retention Account as of that date and all amounts on deposit in any of Seller's other deposit accounts as of that date to the Collection Account.

                  Section 6.03. Daily Disbursements From the Collection Account; Revolving Period. On each Business Day no later than 1:00 p.m. (New York time) during the Revolving Period, and following the transfers made pursuant to
Section 6.02, the Administrative Agent shall disburse the amount of all Collections then on deposit in the Collection Account and its related subaccounts in the following priority:

                  (a) (x) prior to the occurrence of a Committed Purchaser Funding Event, to the Retention Account and (y) after the occurrence of a Committed Purchaser Funding Event, to the Administrative Agent:

                           (i) an amount equal to any Retention Account Deficiency, first from amounts deposited pursuant to Section 6.02(b) and second from Collections then on deposit in the Collection Account; and

                           (ii)     an amount equal to the sum of:

                                    (A)      if such day is a Weekly Settlement
                                             Day, all accrued but unpaid Daily
                                             Yield since the immediately
                                             preceding Weekly Settlement Day;

                                    (B)      if such day is a Weekly Settlement
                                             Day, the Yield Shortfall as of the
                                             close of business on the
                                             immediately preceding Business Day;

                                    (C)      if such day is a Weekly Settlement
                                             Day, the Servicing Fee that has
                                             accrued since the immediately
                                             preceding Weekly Settlement Day;
                                             provided, however, that if the
                                             Originator or any Affiliate of the
                                             Originator is the Servicer then
                                             such amount will not be deposited
                                             in the Retention Account on such
                                             day but the Seller shall pay the
                                             Servicing Fee in accordance with
                                             the provisions of Section 7.05(b);

                                    (D)      if such day is a Weekly Settlement
                                             Day, the Servicing Fee Shortfall,
                                             if any, as of the close of business
                                             on the immediately preceding
                                             Business Day; provided, however,
                                             that if the Originator or any
                                             Affiliate of the Originator is the
                                             Servicer, then the amount of such
                                             Servicing Fee Shortfall
                                             attributable to the Servicer will
                                             not be deposited in the Retention
                                             Account on such day but the Seller
                                             shall pay the Servicing Fee in
                                             accordance with the provisions of
                                             Section 7.05(b);

                                    (E)      if such day is a Weekly Settlement
                                             Day, the Unused Commitment Fee that
                                             has accrued since the immediately
                                             preceding Weekly Settlement Day;

                                    (F)      if such day is a Weekly Settlement
                                             Day, the Unused Commitment Fee
                                             Shortfall as of the close of
                                             business on the immediately
                                             preceding Business Day; and

                                    (G)      any Additional Amounts or
                                             Indemnified Amounts as to which any
                                             Indemnified Person has made a
                                             demand on the Seller and which
                                             remain unpaid for five (5) or more
                                             Business Days;

                  (b)      to the Purchasers:

                           (i) an amount equal to any Purchase Excess to be applied in reduction of Capital Investment, to the Purchasers ratably based on the amount of their respective Capital Investments;

                           (ii) an amount equal to the deposits made in the Collection Account pursuant to Section 6.02(a)(v) and not otherwise disbursed pursuant to Section 6.03(a), to be disbursed ratably based on the amounts owed to the applicable Purchasers;

                           (iii) if, pursuant to a Repayment Notice, the Seller has requested a reduction of the Capital Investment of the Purchasers, then to the Purchasers, ratably based on the amount of their respective Capital Investments, the lesser of (A) the sum of (1) the amount of such requested reduction of Capital Investment plus (2) all Daily Yield accrued and unpaid thereon through but excluding the date of such reduction plus (3) the costs, if any, required pursuant to
         Section 2.10 and (B) the balance remaining on deposit in the Collection Account;

                  (c) to the Seller Account, the balance of any amounts remaining in the Collection Account after making the foregoing disbursements.

                  Section 6.04. Disbursements From the Retention Account; Settlement Date and Daily Procedures; Revolving Period.

                  (a) During the Revolving Period, (x) on each Settlement Date prior to the occurrence of a Committed Purchaser Funding Event and (y) on each Business Day on and after the occurrence of a Committed Purchaser Funding Event, the amounts on deposit in the Retention Account or transferred to the Administrative Agent pursuant to Section 6.03(a) shall be disbursed or retained by the Administrative Agent in the following priority:

                           (i) to the applicable Purchasers (or, if applicable, any Indemnified Person or Affected Party), an amount equal to:

                                    (A)      if such Settlement Date occurs on
                                             or prior to the occurrence of a
                                             Committed Purchaser Funding Event,
                                             an amount equal to:

                                    (1)      the accrued and unpaid Accrued
                           Monthly Yield as of the end of the immediately preceding Settlement Period;

                                    (2)      the accrued and unpaid Unused
                           Commitment Fee as of the end of the immediately preceding Settlement Period;

                                    (3)      all Additional Amounts incurred and
                           payable to any Affected Party as of the end of the immediately preceding Settlement Period;

                                    (4)      all other amounts accrued and
                           payable under the Agreement (including Indemnified Amounts incurred and payable to any Indemnified Person) as of the end of the immediately preceding Settlement Period to the extent not already transferred pursuant to Section 6.03(b)(ii); and

                                    (5)      if a Purchase Excess exists on such
                           date, an amount equal to such excess to the extent not already transferred pursuant to Section 6.03(b)(i), to be applied in reduction of Capital Investment;

                                    (B)      if such Business Day occurs after
                                             the occurrence of a Committed
                                             Purchaser Funding Event, an amount
                                             equal to:

                                    (1)      the accrued and unpaid Daily Yield
                           as of such date;

                                    (2)      the accrued and unpaid Unused
                           Commitment Fee as of such date;

                                    (3)      all Additional Amounts as to which
                           any Affected Party has made a demand on the Seller and which remain unpaid for five (5) or more Business Days;

                                    (4)      all other amounts accrued and
                           payable under this Agreement (including Indemnified Amounts as to which any Indemnified Person has made a demand on the Seller to the extent not already transferred pursuant to Section 6.03(b)(ii); and

                                    (5)      if a Purchase Excess exists on such
                           date, an amount equal to such excess to the extent not already transferred pursuant to Section 6.03(b)(i), to be applied in reduction of Capital Investment;

                           (ii) to the extent any funds have been deposited in the Retention Account in accordance with Section 6.03(a)(ii)(C) and
         (D), to the Servicer or the Successor Servicer, as applicable, on behalf of the Seller, an amount equal to the accrued and unpaid Servicing Fee or Successor Servicing Fees and Expenses as of (x) the end of the immediately preceding Settlement Period (if such Settlement Date occurs on or prior to the occurrence of a Committed Purchaser Funding Event) or (y) such date (if such date occurs after the occurrence of a Committed Purchaser Funding Event);

                           (iii) to be retained in the Retention Account, if such Settlement Period occurs prior to the occurrence of a Committed Purchaser Funding Event, an amount equal to the Accrued Monthly Daily Yield, Accrued Unused Commitment Fee and, to the extent any funds have been deposited in the Retention Account pursuant to Sections 6.03(a)(ii)(C) and (D), Accrued Servicing Fee as of such date; and

                           (iv) to the Seller Account, the balance of any funds remaining in the Collection Account after retaining or disbursing the foregoing amounts (and, prior to the occurrence of a Committed Purchaser Funding Event, the Administrative Agent shall also transfer to the Seller Account on such date any and all interest earned on, and paid by the Depository with respect to, any funds on deposit in the Retention Account during the preceding Settlement Period).

                  (b) No later than the second Business Day immediately preceding each Settlement Date, the Administrative Agent shall determine and notify the Seller of any Retention Account Deficiency for the preceding Settlement Period, and the Seller shall deposit cash in the amount of such Retention Account Deficiency to the Collection Account pursuant to Section 6.02(b).

                  Section 6.05. Liquidation Settlement Procedures. On each Business Day from and after the Facility Termination Date until the Termination Date, the Administrative Agent shall, as soon as practicable, (A) to the extent the Seller has any deposit accounts (other than any Lockbox Account) holding Collections or the proceeds thereof, shall transfer all amounts on deposit therein to the Collection Account, (B) transfer all amounts then on deposit in the Retention Account to the Collection Account and (C) shall transfer all amounts in the Collection Account (including amounts transferred from the Retention Account pursuant to Section 6.02(c) and amounts which are not allocable to the Purchaser Interests) in the following priority:

                  (a) if an Event of Servicer Termination has occurred and a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02, then to the Successor Servicer an amount equal to its accrued and unpaid Successor Servicing Fees and Expenses;

                  (b) to the Purchasers, ratably, an amount equal to accrued and unpaid Daily Yield through and including the date of maturity (if any) of the Commercial Paper (or other funding source) maintaining the Capital Investment;

                  (c)      to the Purchasers, an amount equal to the unpaid
Investment;

                  (d) to the Administrative Agent, an amount equal to accrued and unpaid Unused Commitment Fees;

                  (e) pro rata, to all Additional Amounts incurred and payable to any Affected Party and Indemnified Amounts incurred and payable to any Indemnified Person; and

                  (f) if an Event of Servicer Termination shall not have occurred, to the Servicer in an amount equal to the accrued and unpaid Servicing Fee; and

                  (g) to the Seller Account, the balance of any funds remaining in the Collection Account after payment in full of all other amounts set forth in this Section 6.05.

                  Section 6.06. Investment of Funds in Accounts. Prior to the occurrence of a Committed Purchaser Funding Event or the Facility Termination Date, to the extent uninvested amounts are on deposit in the Retention Account on any given day during the Revolving Period, the Administrative Agent shall invest all such amounts in Permitted Investments selected by the Administrative Agent that mature no later than the immediately succeeding Settlement Date. From and after the occurrence of a Committed Purchaser Funding Event or the Facility Termination Date, any investment of such amounts shall be solely at the discretion of the Administrative Agent, subject to the restrictions described above. All proceeds of any such investment shall be deposited upon receipt into the Retention Account.

                  Section 6.07. Termination Procedures.

                  (a) On the earlier of (i) the first Business Day after the Facility Termination Date on which the Capital Investment has been reduced to zero or (ii) the Final Purchase Date, if the obligations to be paid pursuant to Section 6.05 have not been paid in full, the Seller shall immediately deposit in the Collection Account an amount sufficient to make such payments in full.

                  (b) On the Termination Date, all amounts on deposit in the Collection Account and the Retention Account shall be disbursed to the Seller and all ownership interests or Liens of the Purchasers in and to all Transferred Receivables and all Liens of the Purchasers and the Administrative Agent in and to the Seller Collateral shall be released by each Purchaser and the Administrative Agent. Such disbursement shall constitute the final payment to which the Seller is entitled pursuant to the terms of this Agreement.

                  (c) Seller acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the written consent of Administrative Agent and agrees that it will not do so without the prior written consent of Administrative Agent, subject to Seller's rights under Section 9-509(d)(2) of the UCC.

                                  ARTICLE VII.

                               SERVICER PROVISIONS

                  Section 7.01. Appointment of the Servicer. Each of the Conduit Purchaser and the Committed Purchaser hereby appoints the Servicer as its agent, and the Seller hereby acknowledges such appointment, to service the Transferred Receivables and enforce its (and the Originator's) rights and interests in and under each Transferred Receivable and Contract therefor and to the Seller Collateral and to serve in such capacity until the termination of its responsibilities pursuant to Sections 9.02 or 11.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, with the prior written consent of each Purchaser and the Administrative Agent, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables; provided, that (a) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof and (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Purchasers and the Administrative Agent shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer.

                  Section 7.02. Duties and Responsibilities of the Servicer. Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and the Seller Collateral and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable and the Seller Collateral from time to time, (ii) the Servicer would take if the Transferred Receivables and the Seller Collateral were owned by the Servicer, and (iii) are consistent with industry practice for the servicing of such Transferred Receivables and the Seller Collateral and are in compliance with the provisions of the Credit and Collection Policies.

                  Section 7.03. Collections on Receivables.

                  (a) In the event that the Servicer is unable to determine the specific Receivables on which Collections have been received from the Obligor thereunder, the parties agree for purposes of this Agreement only that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made
(i) if no Termination Event has occurred and is continuing, on such Receivables as determined by the Servicer, and (ii) from and after the occurrence and during the continuation of a Termination Event, in the reverse order in which they were originated with respect to such Obligor.

                  (b) If the Servicer determines that amounts unrelated to the Transferred Receivables (the "Unrelated Amounts") have been deposited in the Collection Account, then the Servicer shall provide written evidence thereof to the Purchasers and the Administrative Agent no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to each such Affected Party. Upon receipt of any such notice, the Administrative Agent shall segregate the Unrelated Amounts and the same shall not be deemed to constitute Collections on Transferred Receivables and shall not be subject to the provisions of Article VI.

                  Section 7.04. Authorization of the Servicer. Each of the Conduit Purchaser and the Committed Purchasers hereby authorizes the Servicer, and the Seller acknowledges such authorization, to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the ownership of the Purchaser Interests purchased by such Purchaser hereunder and the pledge of the Conduit's Purchaser Interest by the Conduit Purchaser to the Collateral Agent pursuant to the Collateral Agent Agreement, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable and the Seller Collateral, including endorsing its name on checks and other instruments representing Collections on such Receivable, and execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commence proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjust, settle or compromise any payments due thereunder, in each case to the same extent as the Originator could have done if it had continued to own such Receivable. The Originator, the Seller, the Administrative Agent and each Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything to the contrary contained herein, the Purchasers and the Administrative Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Originator or otherwise) (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or (ii) to foreclose upon, repossess or take any other action that the Administrative Agent deems necessary or advisable with respect thereto; provided, that in lieu of commencing any such action or taking other enforcement action, the Servicer may, at its option, elect to (x) deposit an amount equal to the Outstanding Balance for such Transferred Receivable into the Collection Account or (y) replace such Transferred Receivable with an Eligible Receivable(s) of equal or greater amount to the Capital Investment with respect to the Purchasers' Purchaser Interest in such Transferred Receivable. In no event shall the Servicer be entitled to make any Affected Party a party to any Litigation without such Affected Party's express prior written consent, or to make the Seller a party to any Litigation without the Administrative Agent's consent.

                  Section 7.05. Servicing Fees. (a) As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees, if any, in accordance with Sections 6.04 and 6.05. The

Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

                  (b) For any period that the Originator or any Affiliate of the Originator is the Servicer, the Seller agrees that it shall pay to the Servicer on each Settlement Date the applicable Servicing Fee, to the extent of funds available to the Seller on such Settlement Date. The Seller agrees that it will pay the Servicing Fee to the Servicer prior to using any funds available to it on such Settlement Date for any other purposes, including, without limitation, the purchase of additional Receivables. If the Seller does not have sufficient funds available to so pay the Servicing Fee in full on any Settlement Date, the shortfall shall be paid on the next Business Day on which the Seller does have available funds but only to the extent that funds are then available to the Seller in accordance with the provisions of Article VI. The Servicer waives any right it has or may at any time have to demand payment and/or take any action to or in furtherance of payment of any shortfall in the payment of the Servicing Fee and agrees that it shall not have a "claim under Section 101(5) of the Bankruptcy Code of the payment of any such shortfall, except for, and only to the extent of, any excess available funds, as described above.

                  (c) On each Settlement Date, an Authorized Officer of the Servicer shall deliver to the Administrative Agent a certificate certifying that the Servicing Fee payable for the preceding Settlement Period has been paid in accordance with the provisions of this Section 7.05.

                  Section 7.06. Representations and Warranties of the Servicer. To induce the Purchasers to purchase the Purchaser Interests and the Administrative Agent to take any action required to be performed by it hereunder, the Servicer represents and warrants to the Purchasers and the Administrative Agent, which representation and warranty shall survive the execution and delivery of this Agreement:

                  (a) Corporate Existence; Compliance with Law. The Servicer (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, the state of Alabama (which is the Servicer's only state of incorporation); (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to do so would not have a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do so would not have a Material Adverse Effect; (v) is in compliance with its charter and bylaws; and
(vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Servicer of this Agreement and the other Related Documents to which it is a party and, solely with respect to clause (vii) below, the exercise by each of the Seller, the Purchasers or the Administrative Agent of any of its rights and remedies under any Related Document to which it is a party: (i) are within the Servicer's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of the Servicer's charter or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture or any material, mortgage, deed of trust, lease, agreement or other instrument to which the Servicer is a party or by which the Servicer or any of the property of the Servicer is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Servicer; and
(vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Related Documents to which the Servicer is a party shall have been duly executed and delivered by the Servicer and each such Related Document shall then constitute a legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights and by general principles of equity.

                  (c) No Litigation. No Litigation is now pending or, to the knowledge of the Servicer, threatened against the Servicer that (i) challenges the Servicer's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or Seller Collateral or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) has a reasonable risk of being determined adversely to the Servicer and that, if so determined, could have a Material Adverse Effect.

                  (d) Full Disclosure. No information contained in this Agreement, any Investment Base Certificate or any of the other Related Documents, or any written statement furnished by or on behalf of the Servicer to either Purchaser or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                  (e) Servicing Software. The Servicer has all necessary licenses and rights to use the Servicing Software.

                  (f) Other Representations and Warranties. Each of the representations and warranties of the Servicer contained in any Related Document is true and correct.

                  Section 7.07. Covenants of the Servicer. The Servicer covenants and agrees that from and after the Closing Date and until the Termination Date:

                  (a) Ownership of Transferred Receivables. The Servicer shall identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables have been sold or contributed to the Seller and that interests therein have been transferred to the Purchasers by marking each Servicing Record with the following legend: "The accounts receivable and other obligations set forth herein, together with certain related property interests, have been sold to Avondale Funding, LLC, and interests therein have been further transferred to certain purchasers for whom General Electric Capital Corporation acts as agent." The Servicer shall maintain its books and records so as to clearly distinguish Excluded Receivables from Transferred Receivables.

                  (b) Compliance with Credit and Collection Policies. The Servicer shall comply in all respects with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor. The Servicer shall not amend, waive or modify any term or provision of the Credit and Collection Policies without the prior written consent of the Administrative Agent.

                  (c) Credit Facility Refinancing Information. If the Servicer is Avondale Mills, Inc. or an Affiliate of the Parent, not later than (but no more than fifteen days prior to) the dates that are 6 months, 3 months and 1 month prior to the then current expiration date of the Credit Facility, the Servicer shall provide information reports to the Administrative Agent (in each case in form and substance reasonably satisfactory to the Administrative Agent) detailing the Servicer's plans to refinance then existing Credit Facility.

                  (d) Servicing Software. The Servicer shall use its best efforts to obtain written authorization of the licensor of the Servicing Software to grant the Administrative Agent (and its assigns) the right to use such Servicing Software for purposes of obtaining information about and servicing the Transferred Receivables by the date that is 90 days after the Closing Date.

                  Section 7.08. Reporting Requirements of the Servicer. The Servicer hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Purchasers and the Administrative Agent the financial statements, notices, and other information at the times, to the Persons and in the manner set forth in Annex 7.07.

                                 ARTICLE VIII.

                           GRANT OF SECURITY INTERESTS

                  Section 8.01. Seller's Grant of Security Interest. The parties hereto intend that each Purchase of Purchaser Interests to be made hereunder shall constitute a purchase and sale of undivided percentage ownership interests in the Transferred Receivables and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by any Purchaser or the Administrative Agent hereunder, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law. In such regard and, in any event, to secure the prompt and complete payment, performance and observance of all Seller Secured Obligations, and to induce the Administrative Agent, Conduit Purchaser and the Committed Purchaser to enter into this Agreement and perform the obligations required to be performed by it hereunder in accordance with the terms and conditions thereof, the Seller hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of itself, the Conduit Purchaser and the Committed Purchaser, a Lien upon and security interest in all of its right, title and interest in, to and under, but none of its obligations arising from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Seller (including under any trade names, styles or derivations of the Seller), and regardless of where located (all of which being hereinafter collectively referred to as the "Seller Collateral"):

                  (a) all Receivables, Contracts therefor and Collections thereon;

                  (b) the Sale Agreement, all Lockbox Account Agreements and all other Related Documents now or hereafter in effect relating to the purchase, servicing or processing of Receivables (collectively, the "Seller Assigned Agreements"), including (i) all rights of the Seller to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all claims of the Seller for damages or breach with respect thereto or for default thereunder and (iv) the right of the Seller to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder;

                  (c) all of the following (collectively, the "Seller Account Collateral"):

                           (i) all deposit accounts, including the Lockbox Accounts, the Lockboxes, the Concentration Account, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing any deposit account, the Lockbox Accounts, the Concentration Account, the Lockboxes or such funds,

                           (ii) the Collection Account, the Retention Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account, the Retention Account or such funds,

                           (iii) all Investments from time to time of amounts in the Collection Account and the Retention Account, and all certificates, instruments and investment property, if any, from time to time representing or evidencing such Investments,

                           (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by any Purchaser or any assignee or agent on behalf of any Purchaser in substitution for or in addition to any of the then existing Seller Account Collateral, and

                           (v) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Seller Account Collateral;

                  (d) all other property that may from time to time hereafter be granted and pledged by the Seller or by any Person on its behalf under this Agreement, including any deposit with any Purchaser or the Administrative Agent of additional funds by the Seller; and

                  (e) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Seller Collateral (including proceeds that constitute property of the types described in Sections 8.01(a) through (d).

                  Section 8.02. Seller's Certification. The Seller hereby certifies that (a) the benefits of the representations, warranties, covenants and agreements of the Originator and the Parent made to the Seller under the Sale Agreement have been assigned by the Seller to the Administrative Agent on behalf of the Purchasers hereunder; and (b) accordingly, any payments received or to be received by the Seller under the Sale Agreement as a result of the breach of a representation, warranty or covenant, fulfillment of an obligation or as an indemnification payment shall be paid to the Administrative Agent; and
(c) the Sale Agreement provides that the representations, warranties and covenants described in Sections 4.01, 4.02 and 4.03 thereof, the rights and remedies contained in Section 4.02(o) and 4.04, the indemnification and payment provisions of Article V thereof and the provisions of Sections 4.03(j), 8.03,
8.12 and 8.14 thereof shall survive the sale of the Transferred Receivables (and undivided percentage ownership interests therein) and the termination of the Sale Agreement and this Agreement. The Seller hereby acknowledges that the Conduit Purchaser has assigned to the Collateral Agent under the Collateral Agent Agreement the benefits of the representations, warranties and covenants certified in this Section 8.02(a) to have been assigned to the Conduit Purchaser.

                  Section 8.03. Consent to Assignment. Each of the Seller and the Servicer acknowledges and consents to the grant by the Conduit Purchaser to the Collateral Agent pursuant to the Collateral Agent Agreement of a Lien upon all of the Conduit Purchaser's rights, title and interest in, to and under the Seller Collateral and acknowledges the rights of the Collateral Agent hereunder and thereunder and the covenants made by the Conduit Purchaser in favor of the Collateral Agent set forth therein, and further acknowledges and consents that, upon the occurrence and during the continuance of an Incipient Termination Event or a Termination Event prior to a Committed Purchaser Funding Event, the Collateral Agent shall be entitled to enforce the provisions of the Seller Assigned Agreements and shall be entitled to all the rights and remedies of the Conduit Purchaser thereunder. In addition, each of the Seller and the

Servicer hereby authorizes the Collateral Agent to rely on the representations and warranties made by it in the Seller Assigned Agreements to which it is a party and in any other certificates or documents furnished by it to any party in connection therewith.

                  Section 8.04. Delivery of Collateral. All certificates or instruments representing or evidencing the Seller Collateral shall be delivered to and held by or on behalf of the Administrative Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right (a) at any time to exchange certificates or instruments representing or evidencing Seller Collateral for certificates or instruments of smaller or larger denominations and (b) at any time in its discretion following the occurrence and during the continuation of a Termination Event and without notice to the Seller, to transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Seller Collateral. The Seller will, (A) at all times from and after the date hereof, clearly and conspicuously mark its computer and master data processing books and records with the legend set forth in Section 7.07(a), and (B) segregate (from all other receivables then owned or being serviced by the Seller) all contracts relating to each Receivable.

                  Section 8.05. Seller Remains Liable. It is expressly agreed by the Seller that, anything herein to the contrary notwithstanding, the Seller shall remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Seller Assigned Agreements and any other agreements constituting the Seller Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Purchasers, the Administrative Agent, the Collateral Agent and the other Conduit Purchaser Secured Parties shall not have any obligation or liability under any such Receivables, Contracts or agreements by reason of or arising out of this Agreement or the Collateral Agent Agreement or the granting herein or therein of a Lien thereon or the receipt by the Administrative Agent, Purchasers, the Collateral Agent or any Purchaser Secured Party of any payment relating thereto pursuant hereto or thereto. The exercise by any Purchaser or the Administrative Agent of any of its respective rights under this Agreement shall not release the Originator, the Seller or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts or agreements. None of the Purchasers, the Administrative Agent, the Collateral Agent or any of the Conduit Purchaser Secured Parties shall be required or obligated in any manner to perform or fulfill any of the obligations of the Originator, the Seller or the Servicer under or pursuant to any such Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

                  Section 8.06. Covenants of the Seller and the Servicer Regarding the Seller Collateral.

                  (a) Offices and Records. The Seller shall maintain its principal place of business and chief executive office and the office at which it stores its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days' prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action requested by the Administrative Agent pursuant to Section 14.15 shall have been taken with respect to the Seller Collateral. Each of the Seller and the Servicer shall, at its own cost and expense, maintain adequate and complete records of the Transferred Receivables and the Seller Collateral, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. Each of the Seller and the Servicer shall mark conspicuously with the legend set forth in Section 7.07(a) hereof, its books and records, computer tapes, computer disks and credit files pertaining to the Seller Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Agreement and the assignment and Liens granted pursuant to this Article VIII. Upon the occurrence and during the continuance of a Termination Event, the Seller and the Servicer shall deliver and turn over such books and records to the Administrative Agent or its representatives at any time on demand of the Administrative Agent. Prior to the occurrence of a Termination Event and upon notice from the Administrative Agent, the Seller and the Servicer shall permit any representative of the Administrative Agent to inspect such books and records and shall provide photocopies thereof to the Administrative Agent as more specifically set forth in Section 8.06(b).

                  (b) Access. Each of the Seller and the Servicer shall, at its own expense, during normal business hours, from time to time upon three Business Day's prior notice as frequently as the Administrative Agent determines to be appropriate: (i) provide the Purchasers, the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Seller Collateral, (ii) permit the Purchasers, the Administrative Agent and any of their respective officers, employees and agents to inspect, audit and make extracts and copies (including computer tapes and disks) from its books and records, including all Records, (iii) permit the Purchasers or the Administrative Agent and their respective officers, employees and agents to inspect, review and evaluate the Transferred Receivables and the Seller Collateral and (iv) permit the Purchasers or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables and the Seller Collateral or its performance under this Agreement or the other Related Documents or its affairs, finances and accounts with any of its officers, directors, employees, representatives or agents (in each case, with those persons designated by the Seller or the Servicer, as applicable, in a reasonable manner and having knowledge of such matters) and, provided that the Seller or the Servicer (as applicable) has been afforded a reasonable opportunity to have its representatives present, with its independent certified public accountants, in each case, whether on or off the premises of the Seller and the Servicer; all the costs, fees and expenses of each such audit shall be borne by the Servicer as part of the duties and obligations for which it receives the Servicing Fee; provided, however, that prior to the earlier to occur of (i) the occurrence of a Default Event or (ii) such time as the Administrative Agent, in good faith, deems that the prospect of payment or performance of the Purchasers' rights or interests in the Transferred Receivables, the Seller Assigned Agreements or any other Seller Collateral has been impaired, the number of audits in any calendar year shall not exceed two. If (A) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (B) the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems that the prospect of payment or performance of the Purchasers' rights or interests in the Transferred Receivables, the Seller Assigned Agreements or any other Seller Collateral has been impaired, then each of the Seller and the Servicer shall, at its own expense, provide such access at all times and without advance notice. If a Termination Event shall have occurred and be continuing, each of the Seller and the Servicer shall use reasonable efforts to respond to inquires by the Purchasers, the Administrative Agent and their respective officers, employees and agents regarding the Transferred Receivables, the Seller Collateral and the related Obligors. Each of the Seller and the Servicer shall make available to the Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the Administrative Agent may request.

                  (c) Communication with Accountants. Each of the Seller and the Servicer authorizes the Purchasers and the Administrative Agent to communicate directly with its independent certified public accountants provided that the Seller or the Servicer (as applicable has been afforded a reasonable opportunity to have its representatives present at such time, and authorizes and shall instruct those accountants and advisors to disclose and make available to the Purchasers and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Seller or the Servicer (including copies of any issued management letters) with respect to its business, financial condition and other affairs.

                  (d) Collection of Transferred Receivables. Except as otherwise provided in this Section 8.06(d), the Servicer shall continue to collect or cause to be collected, at its sole cost and expense, all amounts due or to become due to the Seller under the Transferred Receivables, the Seller Assigned Agreements and any other Seller Collateral. In connection therewith, the Seller and the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Administrative Agent, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Seller Assigned Agreements and the other Seller Collateral; provided, that the Seller or the Servicer may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Administrative Agent, for the account of the Applicable Purchaser (in accordance with its Purchaser Interests), the Outstanding Balance of any such Transferred Receivable by depositing such amount into the Collection Account; provided further, that if (i) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (ii) the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems that the prospect of payment or performance of the Purchasers' rights or interests in the Transferred Receivables, the Seller Assigned Agreements or any other Seller Collateral has been impaired, then the Administrative Agent may, without prior notice to the Seller or the Servicer, notify or cause the Servicer to notify any Obligor under any Transferred

Receivable or obligors under the Seller Assigned Agreements of the assignment of such Transferred Receivables or Seller Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Purchasers hereunder and direct that payments of all amounts due or to become due to the Seller thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent and, upon such notification and at the sole cost and expense of the Seller and the Servicer, the Administrative Agent may enforce collection of any such Transferred Receivable or the Seller Assigned Agreements and adjust, settle or compromise the amount or payment thereof.

                  (e) Performance of Seller Assigned Agreements. Each of the Seller and the Servicer shall (i) perform and observe all the terms and provisions of the Seller Assigned Agreements to be performed or observed by it, maintain the Seller Assigned Agreements in full force and effect, enforce the Seller Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Administrative Agent in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Administrative Agent, make such demands and requests to any other party to the Seller Assigned Agreements as are permitted to be made by the Seller or the Servicer thereunder.

                  (f) Invoices with respect to Receivables. Neither the Seller nor the Servicer shall retain in its possession any copy purporting to be an "original" of any invoice with respect to any Receivable.


                                  ARTICLE IX.

                               TERMINATION EVENTS

                  Section 9.01. Termination Events. If any of the following events (each, a "Termination Event") shall occur (regardless of the reason therefor):

                  (a) (i) the Seller shall fail to make any payment of any Seller Secured Obligation when due and payable and the same shall remain unremedied for one Business Day or more, (ii) the Originator or the Parent shall fail to make any payment when due and payable pursuant to the Sale Agreement and the same shall remain unremedied for two (2) Business Day or more, (iii) the Seller shall fail to deliver the Investment Base Certificate as required pursuant to Section 2.03 or the reports as and when required in clauses (a),
(b), (c), (d) or (e) of Annex 5.02(a) and, in each case, failure shall remain unremedied for two (2) Business Days or more, or (iv) the Seller shall fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 9.01) and the same shall remain unremedied for five
(5) Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Seller; or

                  (b) a default or breach shall occur under any other agreement, document or instrument to which the Parent, any Subsidiary of the Parent, the Originator or the Seller is a party or by which any such Person or its property is bound, and such default or breach (i) involves the failure to make any payment when due in respect of any Debt (other than the Seller Secured Obligations) of any such Person or (ii) which would permit any holder of such Debt or a trustee or agent to cause Debt or a portion thereof which, except with respect to the Seller, is in excess of a principal amount of $2,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment or (iii) causes Debt or a portion thereof which, except with respect to the Seller, is in excess of a principal amount of $2,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; in each case, regardless of whether such default is waived, or such right is exercised, by such holder, trustee or agent; or

                  (c) a case or proceeding shall have been commenced against the Seller, the Servicer, the Originator or the Parent or any other Subsidiary of the Parent seeking a decree or order in respect of any such Person
(i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy, liquidation, insolvency, moratorium, receivership or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person; or

                  (d) the Seller, the Servicer, the Originator or the Parent or any other Subsidiary of the Parent shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy, liquidation, insolvency, moratorium, receivership, or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or

                  (e) (i) the Parent, the Originator, the Seller or the Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its Debts as such Debts become due or (ii) the fair market value of the Parent's, the Originator's or the Seller's liabilities (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) exceeds the fair market value of its assets; or

                  (f) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time outstanding shall be rendered against the Parent, the Originator or any Affiliate thereof and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

                  (g) a judgment or order for the payment of money shall be rendered against the Seller; or

                  (h) (i) any information contained in any Investment Base Certificate is untrue or incorrect in any respect, or (ii) any representation or warranty of the Parent, the Originator or the Seller herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than an Investment Base Certificate) made or delivered by or on behalf of the Parent, the Originator or the Seller to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made; or

                  (i)      any Governmental Authority (including the IRS or the
PBGC) shall file notice of a Lien with regard to any assets of the Parent or the Originator (other than a Lien (i) limited by its terms to assets other than Receivables and (ii) not materially adversely affecting the financial condition of such Person or the ability of the Originator to perform as Servicer hereunder); or

                  (j)      any Governmental Authority (including the IRS or the
PBGC) shall file notice of a Lien with regard to any of the assets of the Seller and either (i) the Seller or the Servicer shall have received actual knowledge or notice of such Lien or (ii) such Lien shall have been in place for a period of ten (10) calendar days; or

                  (k) (i) there shall have occurred any event which materially adversely impairs in the reasonable judgment of the Administrative Agent the ability of the Originator to originate Receivables of a credit quality which are at least of the credit quality of the Receivables in the initial Purchase, (ii) the Administrative Agent shall have determined (and so notified the Seller) that any event has occurred which materially impairs the collectibility of the Receivables, or (iii) the Administrative Agent shall have determined (and so notified the Seller) that any event or condition that has had or could reasonably be expected to have or result in a Material Adverse Effect has occurred; or

                  (l) (i) a default or breach shall occur under any provision of Sections 4.02(o), 4.02(q), 4.04, 5.01 or 8.14 of the Sale Agreement and the same shall remain unremedied for one Business Day or more after the occurrence thereof, (ii) a default or breach shall occur under any other provision of the Sale Agreement and the same shall remain unremedied for two Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Seller or (iii) the Sale Agreement shall for any reason cease to evidence the transfer to the Seller of the legal and equitable title to, and ownership of, the Transferred Receivables; or

                  (m) except as otherwise expressly provided herein, any Lockbox Account Agreement or the Sale Agreement shall have been modified, amended or terminated without the prior written consent of the Purchasers and the Administrative Agent (it being understood that no "Termination Event" shall occur hereunder solely as a result of the Administrative Agent terminating any Lockbox Account Agreement on its own initiative without the prior consent of the Seller); or

                  (n)      an Event of Servicer Termination shall have occurred;
or

                  (o) (i) with respect to the Transferred Receivables, (A) prior to the Purchase of Purchaser Interests therein hereunder, the Seller shall cease to hold valid and properly perfected title to and sole record and beneficial ownership in such Transferred Receivables or (B) after the Purchase of Purchaser Interests hereunder, (1) the Administrative Agent (on behalf of the Purchasers) shall cease to hold either (a) valid and properly perfected title to and sole record and beneficial ownership in the related Transferred Receivables or (b) a first priority, perfected Lien in the related Transferred Receivables or any of the Seller Collateral; or

                  (p) a Change of Control shall occur with respect to the Seller, the Originator or the Parent; or

                  (q) Stephen Felker or his estate shall cease to maintain voting control over more than 50% of the capital stock of the Parent; or

                  (r) the Seller shall amend its bylaws or its certificate or articles of incorporation without the express prior written consent of the Purchasers and the Administrative Agent; or

                  (s) the Seller shall have received an Election Notice pursuant to Section 2.01(d) of the Sale Agreement; or

                  (t) (i) the Default Ratio shall exceed 9%; (ii) the Delinquency Ratio shall exceed 5%; (iii) the Dilution Trigger Ratio shall exceed 5%; (iv) the Receivables Collection Turnover shall exceed 68 days; or (v) the Seller's Net Worth Percentage shall be less than 5%; or

                  (u) (i) any "Event of Default" or "Default" (as defined in the Credit Facility) shall occur and be continuing or the Credit Facility shall terminate or shall otherwise cease to be in full force and effect or (ii) any "Event of Default" or "Default" (as defined in the Indenture) shall occur and be continuing or the Indenture shall terminate or shall otherwise cease to be in full force and effect; or

                  (v) any material provision of any Related Document to which any of the Seller, the Servicer, the Originator or the Parent is a party shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or the Parent, the Originator, the Servicer or the Seller shall challenge the enforceability of any Related Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Related Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in any such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Purchaser or the Administrative Agent, by notice to the Seller, declare the Facility Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; provided, that the Facility Termination Date shall automatically occur (i) upon the occurrence of any of the Termination Events described in Sections 9.01(c) (other than solely with respect to a Subsidiary of the Parent other than the Seller, the Servicer or the Originator),
(d) (other than solely with respect to a Subsidiary of the Parent other than the Seller, the Servicer or the Originator), (e) or (s) or (ii) three days after the occurrence of the Termination Event described in Section 9.01(a)(i) if the same shall not have been remedied by such time, in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller.

                  Section 9.02. Events of Servicer Termination. If any of the following events (each, an "Event of Servicer Termination") shall occur (regardless of the reason therefor):

                  (a) the Servicer shall (i) fail to make any payment or deposit required to be made by it under this Agreement or any other Related Document, (ii) fail to deliver any Investment Base Certificate required to be delivered by it under this Agreement or any other Related Document and such failure shall remain unremedied for two (2) Business Day or more, (iii) fail to deliver any reports required to be delivered by it clauses (a), (b), (c), (d) or
(e) of Annex 5.02(a) hereof or any provision of this Agreement or any other Related Document (excluding any Investment Base Certificate) and such failure shall remain unremedied for two (2) Business Days or more, or (iv) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (whether in its capacity as the Originator or as Servicer) and the same shall remain unremedied for five (5) Business Days or more after written notice thereof shall have been given by the Purchasers or the Administrative Agent to the Servicer; or

                  (b) any event, default or breach shall occur under any other agreement, document or instrument to which the Parent, the Originator or the Servicer is a party or by which any such Person or its property is bound, and such default or breach (i) involves the failure to make any payment when due in respect of any Debt (other than the Seller Secured Obligations) of any such Person which, except as provided in clause (iv) below, is not cured within a period of fifteen days, or (ii) permits any holder of such Debt or a trustee or agent with respect to such Debt to refuse or declare its intention to refuse to make any further advance or other funding thereunder or (iii) permits any holder of such Debt or a trustee or agent to cause Debt or a portion thereof which is in excess of a principal amount of $2,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, and which, except as provided in clause (iv) below, is not cured within a period of thirty days, or (iv) causes Debt or a portion thereof which is in excess of a principal amount of $2,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; in each case, regardless of whether such default is waived, or such right is exercised, by such holder, trustee or agent; or

                  (c) a case or proceeding shall have been commenced against the Servicer or any Affiliate thereof which acts as a Sub-Servicer seeking a decree or order in respect of any such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy, liquidation, insolvency, moratorium, receivership or reorganization or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person; or

                  (d) the Servicer or any Affiliate thereof which acts as a Sub-Servicer shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy, liquidation, insolvency, moratorium, receivership or reorganization or other similar law,
(ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or

                  (e) (i) the Servicer or any Affiliate thereof which acts as a Sub-Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its Debts as such Debts become due or (ii) the fair market value of the Servicer's liabilities (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) exceeds the fair market value of its assets; orquitable, secured or unsecured) exceeds the fair market value of its assets; or

                  (f) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time outstanding shall be rendered against the Servicer or any Affiliate thereof which acts as a Sub-Servicer and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

                  (g) (i) any information contained in any Investment Base Certificate is untrue or incorrect in any respect, or (ii) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than an Investment Base Certificate) made or delivered by the Servicer to any Affected Party hereto or thereto is untrue or incorrect in any respect as of the date when made or deemed made; or

                  (h) the Administrative Agent shall have determined that any event or condition that materially adversely affects the ability of the Servicer to collect the Transferred Receivables or to otherwise perform hereunder has occurred; or

                  (i) a Termination Event shall have occurred or this Agreement shall have been terminated; or

                  (j) a deterioration has taken place in the quality of servicing of Transferred Receivables or other Receivables serviced by the Servicer that the Administrative Agent, in its sole discretion, determines to be material, and such material deterioration has not been eliminated within 30 days after written notice thereof shall have been given by the Administrative Agent to the Servicer; or

                  (k) the Parent, the Originator, or the Servicer shall, assign or purport to assign any of their respective obligations hereunder or under any Related Document without the prior written consent of the Administrative Agent; or

                  (l) a default or breach of any of the covenants set forth in Annex G shall have occurred; or

                  (m) a Change of Control shall occur with respect to the Servicer; or

                  (n) the Seller's board of directors shall have determined that it is in the best interests of the Seller to terminate the duties of the Servicer hereunder and shall have given the Servicer, the Purchasers and the Administrative Agent at least 30 days' written notice thereof;

then, and in any such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Purchasers or the Administrative Agent, by delivery of a Servicer Termination Notice to the Seller and the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement and the Sale Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 11.02; provided, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with
Section 11.02.

                                   ARTICLE X.

                                    REMEDIES

                  Section 10.01. Actions Upon Termination Event. If any Termination Event shall have occurred and be continuing and the Administrative Agent shall have declared the Facility Termination Date to have occurred or the Facility Termination Date shall be deemed to have occurred pursuant to Section 9.01, then the Administrative Agent may exercise in respect of the Seller Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Seller Secured Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

                  (a) The Administrative Agent may, without notice to the Seller except as required by law and at any time or from time to time, charge, offset or otherwise apply amounts payable to the Seller from the Collection Account, any Lockbox Account, the Retention Account or any part of such accounts in accordance with the priorities set forth in Sections 6.05 and 6.07 against all or any part of the Seller Secured Obligations.

                  (b) The Administrative Agent may, without notice except as specified below, solicit and accept bids for and sell the Seller Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or any of the Purchasers', or Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent shall have the right to conduct such sales on the Seller's premises or elsewhere and shall have the right to use any of the Seller's premises without charge for such sales at such time or times as the Administrative Agent deems necessary or advisable. The Seller agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Seller Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Seller in and to the Seller Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Originator, the Seller, any Person claiming the Seller Collateral sold through the Originator or the Seller, and their respective successors or assigns. The Administrative Agent shall deposit the net proceeds of any such sale in the Collection Account and such proceeds shall be disbursed in accordance with Section 6.05.

                  (c) Upon the completion of any sale under Section 10.01(b), the Seller or the Servicer shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Seller Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any such purchaser, the Seller shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

                  (d) At any sale under Section 10.01(b), the Purchasers, the Administrative Agent or any other Purchaser Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

                  (e) The Administrative Agent may exercise, at the sole cost and expense of the Seller, any and all rights and remedies of the Seller under or in connection with the Seller Assigned Agreements or the other Seller Collateral, including any and all rights of the Seller to demand or otherwise require payment of any amount under, or performance of any provisions of, the Seller Assigned Agreements.

                  Section 10.02. Exercise of Remedies. No failure or delay on the part of the Administrative Agent in exercising any right, power or privilege under this Agreement and no course of dealing between the Originator, the Parent, the Seller or the Servicer, on the one hand, and the Administrative Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Administrative Agent would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

                  Section 10.03. Power of Attorney. On the Closing Date, each of the Seller and the Servicer shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 10.03 (each, a "Power of Attorney"). The power of attorney granted pursuant to each Power of Attorney is a power coupled with an interest and shall be irrevocable until all of the Seller Secured Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the Purchaser's Liens upon and interests in the Seller Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Administrative Agent's officers, directors, employees, agents or representatives shall be responsible to the Seller or the Servicer for any act or failure to act, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  Section 10.04. Continuing Security Interest. This Agreement shall create a continuing Lien in the Seller Collateral until the conditions to the release of the Liens of the Purchaser and the Administrative Agent thereon set forth in Section 6.07(b) have been satisfied.

                                  ARTICLE XI.

                          SUCCESSOR SERVICER PROVISIONS

                  Section 11.01. Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that (a) the performance of its duties hereunder has become impermissible under applicable law or regulation and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law. Any such determination shall
(i) with
respect to clause (a) above, be evidenced by an opinion of counsel to such effect and (ii) with respect to clause (b) above, be evidenced by an Officer's Certificate to such effect, in each case delivered to the Purchaser and the Administrative Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02.

                  Section 11.02. Appointment of the Successor Servicer. In connection with the termination of the Servicer's responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 9.02 or 11.01, the Administrative Agent shall (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity, it being specifically understood that the Administrative Agent shall not assume any of the obligations of the Servicer set forth in
Section 12.02) under this Agreement (and except that the Administrative Agent makes no representations and warranties pursuant to Section 4.02) and (b) may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent, that shall have satisfied the Rating Agency Condition in respect thereof and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the "Successor Servicer"); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. In selecting a Successor Servicer, the Administrative Agent may obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Administrative Agent an instrument in form and substance acceptable to the Administrative Agent.

                  Section 11.03. Duties of the Servicer. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

                  (a) The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to each Purchaser and the Administrative Agent and, without limiting the generality of the foregoing, shall timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent for deposit in the Collection Account and (ii) all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                  (b) The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interests therein or to have replaced the Servicer as a party thereto.

                  Section 11.04. Effect of Termination or Resignation. Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Seller, the Purchasers, or the Administrative Agent may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.


                                  ARTICLE XII.

                                 INDEMNIFICATION

                  Section 12.01. Indemnities by the Seller.

                  (a) Without limiting any other rights that the Conduit Purchaser, the Committed Purchaser, the Administrative Agent, the Collateral Agent, the Liquidity Agent, any Liquidity Lender, the Letter of Credit Agent or any Letter of Credit Provider or any of their respective officers, directors, employees, attorneys, agents or representatives (each, an "Indemnified Person") may have hereunder or under applicable law, the Seller hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document or any actions or failures to act in connection therewith, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents; provided, that the Seller shall not be liable for any indemnification to a Indemnified Person to the extent that any such Indemnified Amount (x) results from (i) with respect to any Indemnified Person other than the Conduit Purchaser, such Indemnified Person's gross negligence or (ii) with respect to any Indemnified Person, such Indemnified Person's willful misconduct, in each case as finally determined by a court of competent jurisdiction or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables. Without limiting the generality of the foregoing, the Seller shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

                           (i) reliance on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Seller pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

                           (ii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation; or

                           (iii) (1) the failure to vest and maintain vested in the Seller or the Purchasers valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim, (2) the failure to maintain or transfer to the Purchasers a first, priority, perfected Lien in the Seller Collateral and (3) the failure to maintain or transfer to the Administrative Agent a first priority, perfected Lien therein;

                           (iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy to the payment of any Transferred Receivable that is the subject of a Purchase hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing of or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any of its Affiliates acting as Servicer), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of any Indemnified Person;

                           (v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract with respect to any Transferred Receivable;

                           (vi) the commingling of Collections with respect to Transferred Receivables by the Seller at any time with its other funds or the funds of any other Person;

                           (vii) any failure by the Seller to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable that is the subject of a Purchase hereunder, whether at the time of any such Purchase or at any subsequent time; or

                           (viii) any failure of a Lockbox Account Bank or a Concentration Account Bank to comply with the terms of the applicable Lockbox Account Agreement.

                  (b)      Any Indemnified Amounts subject to the
indemnification provisions of this Section 12.01 not paid in accordance with
Article VI shall be paid by the Seller to the Indemnified Person entitled thereto within five Business Days following demand therefor.

                  Section 12.02. Indemnities by the Servicer.

                  (a) Without limiting any other rights that an Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of any breach by the Servicer of its obligations hereunder or under any other Related Document; provided, that the Servicer shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount (x) results solely from (i) with respect to any Indemnified Person other than the Conduit Purchaser, such Indemnified Person's gross negligence or (ii) with respect to any Indemnified Person, such Indemnified Person's willful misconduct, in each case as finally determined by a court of competent jurisdiction, or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables. Without limiting the generality of the foregoing, the Servicer shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

                           (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Servicer pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

                           (ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

                           (iii) the imposition of any Adverse Claim with respect to any Transferred Receivable or the Seller Collateral as a result of any action taken by the Servicer; or

                           (iv) the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person.

                  (b)      Any Indemnified Amounts subject to the
indemnification provisions of this Section 12.02 not paid in accordance with
Article VI shall be paid by the Servicer to the Indemnified Person entitled thereto within five Business Days following demand therefor.

                  Section 12.03. Limitation of Damages; Indemnified Persons. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                                 ARTICLE XIII.

                                      AGENT

                  Section 13.01. Authorization and Action.

                  (a) The Administrative Agent may take such action and carry out such functions under this Agreement as are authorized to be performed by it pursuant to the terms of this Agreement, any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Administrative Agent hereunder shall be determined solely by the express provisions of this Agreement, and, other than the duties set forth in Section 13.02, any permissive right of the Administrative Agent hereunder shall not be construed as a duty.

                  Section 13.02. Reliance. None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Related Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Seller, the Servicer, the Conduit Purchaser and the Committed Purchaser hereby acknowledge and agree that the Administrative Agent (a) acts as agent hereunder for the Conduit Purchaser and the Committed Purchaser and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller (other than, with respect to the Administrative Agent, under the Power of Attorney with respect to remedial actions) or the Originator, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (c) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Agreement or the other Related Documents, (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, or the other Related Documents on the part of the Seller, the Servicer, the Conduit Purchaser or the Committed Purchaser or to inspect the property (including the books and records) of the Seller, the Servicer, the Conduit Purchaser or the Committed Purchaser, (e) shall not be responsible to the Seller, the Servicer or any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (f) shall incur no liability under or in respect of this Agreement or the other Related Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (g) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters. Notwithstanding the foregoing, the Administrative Agent acknowledges that it has a duty to transfer funds between and among the Accounts and the Collection Account, and make investments of funds on deposit in the Retention Account, in accordance with Article VI and the instructions of the Servicer.

                  Section 13.03. GE Capital and Affiliates. GE Capital and its Affiliates may generally engage in any kind of business with any Obligor, the Parent, the Originator, the Seller, the Servicer, the Conduit Purchaser or the Committed Purchaser, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if GE Capital were not the Administrative Agent and without the duty to account therefor to any Obligor, the Parent, the Originator, the Seller, the Servicer, any Purchaser or any other Person.

                                  ARTICLE XIV.

                                  MISCELLANEOUS

                  Section 14.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 14.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on the signature page hereof or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Conduit Purchaser, the Committed Purchaser and the Administrative Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

                  Section 14.02. Binding Effect; Assignability.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrative Agent and their respective successors and permitted assigns. Neither the Seller nor the Servicer may assign, transfer, hypothecate or otherwise convey any of their respective rights or obligations hereunder or interests herein without the express prior written consent of the Conduit Purchaser, the Committed Purchaser and the Administrative Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by the Seller or the Servicer without the prior express written consent of the Conduit Purchaser, the Committed Purchaser and the Administrative Agent shall be void.

                  (b) The Conduit Purchaser, the Committed Purchaser or the Administrative Agent may, at any time, assign any of its rights and obligations hereunder or interests herein to any Person which has a short-term debt rating of at least A-1 by S&P and P-1 by Moody's, and any such assignee may further assign at any time its rights and obligations hereunder or interests herein (including any rights it may have in and to the Purchaser Interests and the Seller Collateral and any rights it may have to exercise remedies hereunder), in each case without the consent of the Parent, the Originator, the Seller or the Servicer. The Seller acknowledges and agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of any Purchaser, all of the obligations of the Seller hereunder.

                  (c) The Seller hereby acknowledges that in accordance with the provisions of the LAPA, on the day of the Committed Purchaser Funding Event, (A) the Liquidity Lenders may purchase from the Conduit Purchaser all or any part of the Purchaser Interests sold by the Seller hereunder on each Purchase Date prior to the Committed Purchaser Funding Event, and (B) the Conduit Purchaser may assign all or any part of its rights and interest in the Seller Collateral to the Liquidity Lenders.

                  Section 14.03. Termination; Survival of Seller Secured Obligations Upon Facility Termination Date.

                  (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

                  (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Seller or the rights of any Affected Party relating to any unpaid portion of the Seller Secured Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Seller or the

Servicer, and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Seller or the Servicer pursuant to Article IV, the indemnification and payment provisions of Article XII and Sections 14.04, 14.05 and 14.06 shall be continuing and shall survive the Termination Date.

                  Section 14.04. Costs, Expenses and Taxes. (a) The Seller shall reimburse each Purchaser and the Administrative Agent for all out-of-pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other Related Documents (including all out-of-pocket expenses of the Administrative Agent and the Purchasers incurred in connection with their field audits and due diligence and the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith). The Seller shall reimburse the Conduit Purchaser, the Committed Purchaser and the Administrative Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel actually incurred and the fees, costs and expenses of other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                           (i) the forwarding to the Seller or any other Person on behalf of the Seller by any Purchaser of any payments for Purchases made by it hereunder;

                           (ii) any amendment, modification or waiver of, consent with respect to, or termination of this Agreement or any of the other Related Documents or advice in connection with the administration thereof or their respective rights hereunder or thereunder;

                           (iii) any Litigation, contest or dispute (whether instituted by the Seller, the Conduit Purchaser, the Committed Purchaser, the Administrative Agent or any other Person as a party, witness, or otherwise) in any way relating to the Seller Collateral, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Seller or any other Person that may be obligated to the Purchaser or the Administrative Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

                           (iv) any attempt to enforce any remedies of the Conduit Purchaser, the Committed Purchaser or the Administrative Agent against the Seller or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

                           (v) any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events; and

                           (vi) efforts to (A) monitor the Purchases or any of the Seller Secured Obligations, (B) evaluate, observe or assess the Parent, the Originator, the Seller or the Servicer or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Seller Collateral;

including all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 14.04, all of which shall be payable, promptly on demand, by the Seller to the Conduit Purchaser, the Committed Purchaser or the Administrative Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, attorneys, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  (b) In addition, the Seller shall pay promptly on demand any and all stamp, sales, excise and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any other Related Document, and the Seller agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

                  Section 14.05. Confidentiality.

                  (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless the Administrative Agent shall otherwise consent in writing, the Seller and the Servicer each agrees to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person.

                  (b) The Seller and the Servicer each agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents without the prior written consent of the Conduit Purchaser, the Committed Purchaser and the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Seller or the Servicer, as applicable, shall consult with the Conduit Purchaser, the Committed Purchaser and the Administrative Agent prior to the issuance of such news release or public announcement. The Seller may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

                  Section 14.06. No Proceedings. Each of the Seller and the Servicer hereby agrees that, from and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, it will not, directly or indirectly, institute or cause to be instituted against the Conduit Purchaser or the Committed Purchaser any proceeding of the type referred to in Sections 9.01(c) and 9.01(d). This Section 14.06 shall survive the termination of this Agreement.

                  Section 14.07. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter here of and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 14.08.

                  Section 14.08. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by the Seller or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto or thereto and by the Collateral Agent; provided, that (i) the Administrative Agent shall notify each of the Rating Agencies concurrently with the execution of any amendment to any provision of this Agreement or any of the other Related Documents, and (ii) it shall be a condition precedent to the effectiveness of any material amendment to any provision of this Agreement or any of the other Related Documents that the Rating Agency Condition shall have been satisfied in respect thereof.

                  Section 14.09. No Waiver; Remedies. The failure by the Conduit Purchaser, the Committed Purchaser or the Administrative Agent, at any time or times, to require strict performance by the Seller or the Servicer of any provision of this Agreement or any Purchase Assignment shall not waive, affect or diminish any right of any Purchaser or the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Seller or the Servicer contained in this Agreement or any Purchase Assignment, and no breach or default by the Seller or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any Purchaser or the Administrative Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the Conduit Purchaser, the Committed Purchaser, the Collateral Agent and the Administrative Agent and directed to the Seller or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of the Conduit Purchaser, the Committed Purchaser, the Collateral Agent and the Administrative Agent under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that the Conduit Purchaser, the Committed Purchaser, the Collateral Agent and the Administrative Agent may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Seller Collateral shall not be required.

                  Section 14.10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY PURCHASER OR THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL

ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE SELLER COLLATERAL OR ANY OTHER SECURITY FOR THE SELLER SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE CONDUIT PURCHASER, THE COMMITTED PURCHASER OR THE ADMINISTRATIVE AGENT. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIEST OF (1) SUCH PARTY'S ACTUAL RECEIPT THEREOF,
(2) CONFIRMATION OF DELIVERY IN ANY FORM ISSUED BY THE UNITED STATES POSTAL SERVICE OR (3) A DELIVERY CONFIRMATION IN THE FORM PROVIDED BY ANY NATIONALLY RECOGNIZED COURIER SERVICE. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 14.11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  Section 14.12. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 14.13. Section Titles. The section titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  Section 14.14. Limited Recourse. The obligations of the Conduit Purchaser and the Committed Purchaser under this Agreement and all Related Documents are solely the corporate obligations of each such Purchaser. No recourse shall be had for the payment of any amount owing in respect of Purchases or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement or any other Related Document against any Stockholder, employee, officer, director, agent or incorporator of such Purchaser. Any accrued obligations owing by the Conduit Purchaser or the Committed Purchaser under this Agreement shall be payable by such Purchaser solely to the extent that funds are available therefor from time to time in accordance with the provisions of Article VI of this Agreement, and, with respect to the Conduit Purchaser, in accordance with Article VI of the Collateral Agent Agreement (and such accrued obligations shall not be extinguished until paid in full). The Conduit Purchaser shall not, and shall not be obligated to, pay any amount pursuant to the Related Documents unless (i) the Conduit Purchaser has received funds which may be used to make such payment pursuant to the Program Documents, and (ii) after giving effect to such payment, either (A) the Conduit Purchaser could issue Commercial Paper to refinance all outstanding Commercial Paper (assuming such outstanding Commercial Paper matured at such time) without violating the Program Documents, or (B) all Commercial Paper is paid in full. Any amount which the Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or an obligation of the Conduit Purchaser for any insufficiency unless and until the Conduit Purchaser satisfies the provisions of such preceding sentence. This Section
14.14 shall survive the termination of this Agreement.

                  Section 14.15. Further Assurances.

                  (a) Each of the Seller and the Servicer shall, at its sole cost and expense, upon request of the Conduit Purchaser, the Committed Purchaser or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents, Records, invoices and other documentation relating to the Receivables and take such further action that may be necessary or desirable or that the Conduit Purchaser, the Committed Purchaser or the Administrative Agent may request to (i) perfect, protect, preserve, continue and maintain fully the Purchases made and the right, title and interests (including Liens) granted to such Purchaser under this Agreement, (ii) enable the Conduit Purchaser, the Committed Purchaser or the Administrative Agent to exercise and enforce its rights under this Agreement or any of the other Related Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document. Without limiting the generality of the foregoing, the Seller shall, upon request of the Conduit Purchaser and the Committed Purchaser or the Administrative Agent, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or desirable or that the Purchasers or the Administrative Agent may request to perfect, protect and preserve the Purchases made and the Liens granted pursuant to this Agreement, free and clear of all Adverse Claims, (B) mark, or cause the Servicer to conspicuously mark, each Contract evidencing each Transferred Receivable with the legend set forth in Section 7.07 hereof, (C) mark, or cause the Servicer to mark, its master data processing records evidencing such Transferred Receivables with such legend and (D) notify or cause the Servicer to notify Obligors of the sale of undivided percentage ownership interests in the Transferred Receivables effected hereunder.

                  (b) Without limiting the generality of the foregoing, the Seller hereby authorizes the Conduit Purchaser, the Committed Purchaser and the Administrative Agent, and each of the Conduit Purchaser and the Committed Purchaser hereby authorizes the Administrative Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables, including Collections with respect thereto, or the Seller Collateral without the signature of the Seller or, as applicable, the Conduit Purchaser or the Committed Purchaser, as applicable, to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Seller Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

                  Section 14.16. Rights under Receivables Termination Agreement. The Buyer hereby assigns all of its rights and interests in, to and under that certain Receivables Purchase Termination and Reassignment Agreement dated as of August 30, 2002 (the "Termination Agreement") among Manufacturers and Traders Trust Company, Avondale Receivables Master Trust, Avondale Receivables Company, Avondale Mills, Inc., Falcon Asset Securitization Corporation and Bank One, N.A., to the Administrative Agent (on behalf of itself and the Purchasers) and acknowledges and agrees that each of the Purchasers and the Administrative Agent have entered into the transactions contemplated by this Agreement and the Related Documents in express reliance upon the terms of the Termination Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Receivables Purchase and Servicing Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               AVONDALE FUNDING, LLC, as the Seller


                               By
                                  ---------------------------------
                               Name:
                               Title:


                               Address: 133 Marshall Street
                                        Graniteville, South Carolina 29829
                                        Attention:  S. Felker
                                        Telecopy:
                                                  ------------------------

                               AVONDALE MILLS, INC., as the Servicer


                               By
                                  ---------------------------------
                               Name:
                               Title:


                               Address: 506 South Broad Street
                                        Monroe, Georgia  30655
                                        Attention:  Chief Financial Officer
                                        Telecopy  (770) 267-2543

                                        REDWOOD RECEIVABLES CORPORATION, as the
                                         Conduit Purchaser


                                        By
                                           -------------------------------------
                                        Name:
                                        Title:  Assistant Secretary

                                        Address: c/o General Electric
                                                 Capital Corporation
                                                 3001 Summer Street, 2nd Floor
                                                 Stamford, Connecticut 06927
                                                 Telephone: (203) 602-9330
                                                 Facsimile: (203) 961-2953


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Committed Purchaser


                                        By
                                           -------------------------------------
                                        Name :
                                        Title:  Duly Authorized Signatory


                                        Address: 201 High Ridge Road
                                                 Stamford, Connecticut 06927
                                                 Attention: Vice President -
                                                 Portfolio/Avondale
                                                 Telephone: (203) 316-_____
                                                 Facsimile: (203) 316-7821

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Administrative Agent



                                        By
                                           -------------------------------------
                                        Name:
                                        Title:  Duly Authorized Signatory

                                        Address: 201 High Ridge Road
                                                 Stamford, Connecticut 06927
                                                 Attention: Vice President -
                                                 Portfolio/Avondale
                                                 Telephone: (203) 316-_____
                                                 Facsimile: (203) 316-7821

                                        ACKNOWLEDGED AND AGREED:

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Collateral Agent


                                        By
                                          --------------------------------------
                                        Name:
                                        Title:  Duly Authorized Signatory

                                        Address: 201 High Ridge Road
                                                 Stamford, Connecticut 06927
                                                 Attention: Vice President
                                                 Telephone: (203) 316-_____
                                                 Facsimile: (203) 316-7821

                                           Exhibit 2.02(a) to Purchase Agreement

                       FORM OF COMMITMENT REDUCTION NOTICE

                                  [Insert Date]

Redwood Receivables Corporation
c/o General Electric Capital Corporation
3001 Summer Street
Stamford, Connecticut 06927
Attention:  Redwood Administrator

General Electric Capital Corporation,
         as Administrative Agent
c/o General Electric Capital Corporation
201 High Ridge Road
Stamford, Connecticut 06927
Attention:  Vice President - Portfolio/Avondale

                  Re:      Receivables Purchase and Servicing Agreement
                           dated as of August 30, 2002
                           -----------------------------------------------------

Ladies and Gentlemen:

                  This notice is given pursuant to Section 2.02(a) of that certain Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (the "PURCHASE AGREEMENT"), by and among Avondale Funding, LLC (the "SELLER"), Avondale Mills, Inc., (the "ORIGINATOR"), in its capacity as servicer thereunder (in such capacity, the "SERVICER"), Redwood Receivables Corporation as Conduit Purchaser (in such capacity, the "CONDUIT PURCHASER"), and General Electric Capital Corporation, as a committed purchaser (in such capacity, the "COMMITTED PURCHASER" and as administrative agent for the Conduit Purchaser and the Committed Purchaser thereunder (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

                  Pursuant to Section 2.02(a) of the Purchase Agreement, the Seller hereby irrevocably notifies the Purchasers and the Administrative Agent of its election to permanently reduce the Maximum Purchase Limit to [$_____], effective as of [_____ __], [___] (which is a Business Day at least ten days after the date this notice is given). This reduction is the [first/second] reduction for the current calendar year permitted by Section 2.02(a) of the Purchase Agreement. After such reduction, the Maximum Purchase Limit will not be less than the greater of (i) the outstanding Capital Investment or (ii) $50,000,000.

                                     Very truly yours,

                                     AVONDALE FUNDING, LLC

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                           Exhibit 2.02(b) to Purchase Agreement

                      FORM OF COMMITMENT TERMINATION NOTICE

                                  [Insert Date]

Redwood Receivables Corporation
c/o General Electric Capital Corporation
3001 Summer Street
Stamford, Connecticut 06927
Attention:  Redwood Administrator

General Electric Capital Corporation,
         as Administrative Agent
c/o General Electric Capital Corporation
201 High Ridge Road
Stamford, Connecticut 06927
Attention:  Vice President - Portfolio/Avondale

                  Re:      Receivables Purchase and Servicing Agreement
                           dated as of August 30, 2002
                           -----------------------------------------------------

Ladies and Gentlemen:

                  This notice is given pursuant to Section 2.02(b) of that certain Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (the "PURCHASE AGREEMENT"), by and among Avondale Funding, LLC (the "SELLER"), Avondale Mills, Inc., (the "ORIGINATOR"), in its capacity as servicer thereunder (in such capacity, the "SERVICER"), Redwood Receivables Corporation as Conduit Purchaser (in such capacity, the "CONDUIT PURCHASER"), and General Electric Capital Corporation, as a committed purchaser (in such capacity, the "COMMITTED PURCHASER" and as administrative agent for the Conduit Purchaser and the Committed Purchaser thereunder (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

                  Pursuant to Section 2.02(b) of the Purchase Agreement, the Seller hereby irrevocably notifies the Purchasers and the Administrative Agent of its election to terminate the Maximum Purchase Limit effective as of [_______], [___] (which is a Business Day at least 30 days after the date this notice is given). In connection therewith, the Seller shall reduce Capital Investment to zero on or prior to such date and make all other payments required by Section 2.03(c) and pay any other fees that are due and payable pursuant to the Fee Letter at the time and in the manner specified therein.

                                        Very truly yours,

                                        AVONDALE FUNDING, LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                           Exhibit 2.03(a) to Purchase Agreement


                              AVONDALE FUNDING, LLC

                           INVESTMENT BASE CERTIFICATE


                              [Please see attached]

                                           Exhibit 2.03(b) to Purchase Agreement

                        FORM OF CAPITAL PURCHASE REQUEST

                                  [Insert Date]

Redwood Receivables Corporation
c/o General Electric Capital Corporation
3001 Summer Street
Stamford, Connecticut 06927
Attention:  Redwood Administrator

General Electric Capital Corporation,
         as Administrative Agent
c/o General Electric Capital Corporation
201 High Ridge Road
Stamford, Connecticut 06927
Attention:  Vice President - Portfolio/Avondale

                  Re:      Receivables Purchase and Servicing Agreement
                           dated as of August 30, 2002
                           -----------------------------------------------------

Ladies and Gentlemen:

                  This notice is given pursuant to Section 2.03(b) of that certain Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (the "PURCHASE AGREEMENT"), by and among Avondale Funding, LLC (the "SELLER"), Avondale Mills, Inc., (the "ORIGINATOR"), in its capacity as servicer thereunder (in such capacity, the "SERVICER"), Redwood Receivables Corporation as Conduit Purchaser (in such capacity, the "CONDUIT PURCHASER"), and General Electric Capital Corporation, as a committed purchaser (in such capacity, the "COMMITTED PURCHASER" and as administrative agent for the Conduit Purchaser and the Committed Purchaser thereunder (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

                  Pursuant to Section 2.01 of the Purchase Agreement, the Seller hereby requests that a Capital Purchase be made from the Seller on [_____ __], [____] (which is a Business Day), in the amount of [$_____], to be disbursed to the Seller in accordance with Section 2.04(b) of the Purchase

Agreement. The Seller hereby confirms that the conditions set forth in Section
3.02 of the Purchase Agreement have been satisfied.

                                          Very truly yours,

                                          AVONDALE FUNDING, LLC



                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                           Exhibit 2.03(c) to Purchase Agreement

                            FORM OF REPAYMENT NOTICE

                                  [Insert Date]

Redwood Receivables Corporation
c/o General Electric Capital Corporation
3001 Summer Street, 2nd Floor
Stamford, Connecticut 06927
Attention:  Redwood Administrator

General Electric Capital Corporation,
         as Administrative Agent
c/o General Electric Capital Corporation
201 High Ridge Road
Stamford, Connecticut 06927
Attention:  Vice President - Portfolio/Avondale

                  Re:      Receivables Purchase and Servicing Agreement
                           dated as of August 30, 2002
                           -----------------------------------------------------

Ladies and Gentlemen:

                  This notice is given pursuant to Section 2.03(c) of that certain Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (the "PURCHASE AGREEMENT"), by and among Avondale Funding, LLC (the "SELLER"), Avondale Mills, Inc., (the "ORIGINATOR"), in its capacity as servicer thereunder (in such capacity, the "SERVICER"), Redwood Receivables Corporation as Conduit Purchaser (in such capacity, the "CONDUIT PURCHASER"), and General Electric Capital Corporation, as a committed purchaser (in such capacity, the "COMMITTED PURCHASER" and as administrative agent for the Conduit Purchaser and the Committed Purchaser thereunder (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

                  Pursuant to Section 2.03(c) of the Purchase Agreement, the Seller hereby notifies the Purchasers and the Administrative Agent of its request to reduce the Capital Investment by [$_____] effective as of [_____ __], [___] (which is a Business Day), from [Collections/other sources]. In connection therewith, the Seller will pay to the Administrative Agent (1) all Daily Yield accrued on the Capital Investment being reduced through but excluding the date of such reduction and (2) any and all Breakage Costs payable under Section 2.10 of the Purchase Agreement by virtue thereof.

                                      Very truly yours,

                                      AVONDALE FUNDING, LLC

                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                                                 Exhibit 2.04(a)

                           FORM OF PURCHASE ASSIGNMENT

                  THIS PURCHASE ASSIGNMENT (the "PURCHASE ASSIGNMENT") is entered into as of __________, 2002, by and between AVONDALE FUNDING, LLC ("SELLER") and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent under the Purchase Agreement described below (the "ADMINISTRATIVE AGENT").

                  1. We refer to that certain Receivables Purchase and Servicing Agreement (the "PURCHASE AGREEMENT") of even date herewith among the Seller, the Servicer (as defined therein), the Purchasers (as defined therein) and the Administrative Agent. All of the terms, covenants and conditions of the Purchase Agreement are hereby made a part of this Purchase Assignment and are deemed incorporated herein in full. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

                  2. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby sells to each Purchaser, without recourse, except as provided in Section 12.01 of the Purchase Agreement, an undivided interest in all of the Seller's right, title and interest in, under and to all Transferred Receivables (including all Collections, Records and proceeds with respect thereto) sold from time to time by the Seller to such Purchaser under the Purchase Agreement to the extent of such Purchaser's Purchaser Interest and subject to the terms and conditions of the Purchase Agreement.

                  3. The Seller hereby covenants and agrees to sign, sell or execute and deliver, or cause to be signed, sold or executed and delivered, and to do or make, or cause to be done or made, upon request of each Purchaser and at the Seller's expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by such Purchaser for the purpose of or in connection with acquiring or more effectively vesting in such Purchaser or evidencing the vesting in such Purchaser of the property, rights, title and interests of the Seller sold hereunder or intended to be sold hereunder to such Purchaser.

                  4. Wherever possible, each provision of this Purchase Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Purchase Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Purchase Assignment.

                  5. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE

RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS PURCHASE ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  6. THIS PURCHASE ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  IN WITNESS WHEREOF, the parties have caused this Purchase Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

AVONDALE FUNDING, LLC                    GENERAL ELECTRIC CAPITAL
                                               CORPORATION, AS ADMINISTRATIVE
                                               AGENT


By:                                            By:
   -----------------------------------            ------------------------------
Name:                                          Name:
     ---------------------------------              ----------------------------
Title:                                         Title:
      --------------------------------               ---------------------------

                                        Exhibit 3.01(a)(i) to Purchase Agreement


                  FORM OF OFFICER'S CERTIFICATE AS TO SOLVENCY


                              AVONDALE FUNDING, LLC


                              Officer's Certificate


                  I, [Name of Officer], the duly elected [Insert Title] of Avondale Funding, LLC (the "SELLER"), hereby certify in connection with that certain Receivables Purchase and Servicing Agreement (the "PURCHASE AGREEMENT") dated as of August 30, 2002 by and among the Seller, Avondale Mills, Inc., (the "ORIGINATOR"), in its capacity as servicer thereunder (in such capacity, the "SERVICER"), Redwood Receivables Corporation as Conduit Purchaser (in such capacity, the "CONDUIT PURCHASER"), and General Electric Capital Corporation, as a committed purchaser (in such capacity, the "COMMITTED PURCHASER" and as administrative agent for the Conduit Purchaser and the Committed Purchaser thereunder (in such capacity, the "ADMINISTRATIVE AGENT"), as follows:

                  1. Capitalized terms herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

                  2. Both before and after giving effect to (a) the transactions contemplated by the Purchase Agreement and the other Related Documents and (b) the payment and accrual of all transaction costs in connection with the foregoing, the Seller is and will be Solvent. The Seller has no Debt to any Person other than pursuant to the transactions expressly permitted by the Purchase Agreement and the other Related Documents.

                  IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this __________ day of __________, ___.

                                        AVONDALE FUNDING, LLC


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                    Exhibit 3.01(a)(ii)(A) to Purchase Agreement


                 FORM OF OFFICER'S CLOSING CERTIFICATE OF SELLER

                              AVONDALE FUNDING, LLC

                              Officer's Certificate

                  I, [Name of Officer], the duly elected [Insert Title] of Avondale Funding, LLC (the "SELLER"), hereby certify in connection with that certain Receivables Purchase and Servicing Agreement (the "PURCHASE AGREEMENT") dated as of August 30, 2002 by and among the Seller, Avondale Mills, Inc., (the "ORIGINATOR"), in its capacity as servicer thereunder (in such capacity, the "SERVICER"), Redwood Receivables Corporation as Conduit Purchaser (in such capacity, the "CONDUIT PURCHASER"), and General Electric Capital Corporation, as a committed purchaser (in such capacity, the "COMMITTED PURCHASER" and as administrative agent for the Conduit Purchaser and the Committed Purchaser thereunder (in such capacity, the "ADMINISTRATIVE AGENT"), as follows:

                  1. Capitalized terms herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

                  2. Since the date of the Seller's formation, (a) the Seller has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by the Seller or has become binding upon the Seller's assets and no law or regulation applicable to the Seller has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) the Seller is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Seller is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since the date of the Seller's formation, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

                  3. Each of the representations and warranties of the Seller contained in any of the Related Documents are true and correct on and as of the Closing Date as though made on and as of such date (except to the extent any such representation and warranty relates solely to an earlier date). No Incipient Termination Event or Termination Event shall have occurred and be continuing, or would result after giving effect to any of the transactions contemplated on the Closing Date. No "default or "event of default" exists under the Credit Facility or the Indenture.

                  4. The Seller is in material compliance with all federal, state, and local laws and regulations, including those relating to labor and environmental matters and ERISA.

                  5. Except as otherwise indicated on a schedule to a Related Document or another schedule delivered pursuant to the Schedule of Documents, or as otherwise consented to by the Purchasers and the Administrative Agent, the Seller has delivered to the Purchasers and the Administrative Agent true and correct copies of all documents required to be delivered to such Persons pursuant to the Schedule of Documents, all such documents are complete and correct in all material respects on and as of the Closing Date, and each and every other contingency to the closing of the transactions contemplated by the Related Documents has been performed.

                  6. No Adverse Claims have arisen or been granted with respect to the Seller Collateral other than Permitted Seller Encumbrances.

                  IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this __________ day of __________, ____.

                                      AVONDALE FUNDING, LLC



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                    Exhibit 3.01(a)(ii)(B) to Purchase Agreement

              FORM OF OFFICER'S POST-CLOSING CERTIFICATE OF SELLER

                              AVONDALE FUNDING, LLC

                              Officer's Certificate

                  I, [Name of Officer], the duly elected [Insert Title] of Avondale Funding, LLC (the "SELLER"), hereby certify in connection with that certain Receivables Purchase and Servicing Agreement (the "PURCHASE AGREEMENT") dated as of August 30, 2002 by and among the Seller, Avondale Mills, Inc., (the "ORIGINATOR"), in its capacity as servicer thereunder (in such capacity, the "SERVICER"), Redwood Receivables Corporation as Conduit Purchaser (in such capacity, the "CONDUIT PURCHASER"), and General Electric Capital Corporation, as a committed purchaser (in such capacity, the "COMMITTED PURCHASER" and as administrative agent for the Conduit Purchaser and the Committed Purchaser thereunder (in such capacity, the "ADMINISTRATIVE AGENT"), as follows:

                  1. Capitalized terms herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

                  2. Each of the representations and warranties of the Seller contained in any of the Related Documents are true and correct on and as of the date hereof as though made on and as of such date (except to the extent any such representation and warranty relates solely to an earlier date), and no Incipient Termination Event or Termination Event has occurred and is continuing, or would result from the transactions effected pursuant thereto as of the date hereof.

                  3. The Seller is in material compliance with all federal, state, and local laws and regulations, including those relating to labor and environmental matters and ERISA.

                  4. No Adverse Claims have arisen or been granted with respect to the Seller Collateral other than Permitted Seller Encumbrances.

                  IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this __________ day of __________, ____.

                                       AVONDALE FUNDING, LLC


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                   Exhibit 3.01(a)(iii)(A) to Purchase Agreement


                FORM OF OFFICER'S CLOSING CERTIFICATE OF SERVICER


                              AVONDALE MILLS, INC.


                             Officer's Certificate


                  I, [Name of Officer], the duly elected [Insert Title] of Avondale Mills, Inc, hereby certify in connection with that certain Receivables Purchase and Servicing Agreement (the "PURCHASE AGREEMENT") dated as of August 30, 2002 by and among Avondale Mills, Inc., (the "ORIGINATOR"), in its capacity as servicer thereunder (in such capacity, the "SERVICER"), Avondale Funding, LLC (the "SELLER"), Redwood Receivables Corporation as Conduit Purchaser (in such capacity, the "CONDUIT PURCHASER"), and General Electric Capital Corporation, as a committed purchaser (in such capacity, the "COMMITTED PURCHASER" and as administrative agent for the Conduit Purchaser and the Committed Purchaser thereunder (in such capacity, the "ADMINISTRATIVE AGENT"), as follows:

                  1. Capitalized terms herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

                  2. Since May 31, 2002, (a) the Servicer has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect,
(b) no contract, lease or other agreement or instrument has been entered into by the Servicer or has become binding upon the Servicer's assets and no law or regulation applicable to the Servicer has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) the Servicer is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Servicer is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since May 31, 2002, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

                  3. Both before and after giving effect to (i) the transactions contemplated by the Purchase Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Servicer is and will be Solvent.

                  4. Each of the representations and warranties of the Servicer contained in any of the Related Documents are true and correct on and as of the Closing Date as though made on and as of such date (except to the extent any such representation and warranty relates solely to an earlier date). No Event of Servicer Termination nor Incipient Servicer Termination Event shall have occurred and be continuing, or would result after giving effect to any of the transactions contemplated on the Closing Date. No "default" or "event of default" exists under the Credit Facility or under the Indenture.

                  5. The Servicer is in material compliance with all federal, state, and local laws and regulations, including those relating to labor and environmental matters and ERISA.

                  6. Except as otherwise indicated on a schedule to a Related Document or another schedule delivered pursuant to the Schedule of Documents, or as otherwise consented to by the Purchasers and the Administrative Agent, the Servicer has delivered to the Purchasers and the Administrative Agent true and correct copies of all documents required to be delivered to such Persons pursuant to the Schedule of Documents, all such documents are complete and correct in all material respects on and as of the Closing Date, and each and every other contingency to the closing of the transactions contemplated by the Related Documents has been performed.

                  7. No Adverse Claims have arisen or been granted with respect to the Transferred Receivables of the Servicer other than Permitted Originator Encumbrances.

                  IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this __________ day of __________, ____.

                                           AVONDALE MILLS, INC.




                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   Exhibit 3.01(a)(iii)(B) to Purchase Agreement


             FORM OF OFFICER'S POST-CLOSING CERTIFICATE OF SERVICER

                              AVONDALE MILLS, INC.

                              Officer's Certificate

                  I, [Name of Officer], the duly elected [Insert Title] of Avondale Mills, Inc., hereby certify in connection with that certain Receivables Purchase and Servicing Agreement (the "PURCHASE AGREEMENT") dated as of August 30, 2002 by and among Avondale Mills, Inc., (the "ORIGINATOR"), in its capacity as servicer thereunder (in such capacity, the "SERVICER"), Avondale Funding, LLC (the "SELLER"), Redwood Receivables Corporation as Conduit Purchaser (in such capacity, the "CONDUIT PURCHASER"), and General Electric Capital Corporation, as a committed purchaser (in such capacity, the "COMMITTED PURCHASER" and as administrative agent for the Conduit Purchaser and the Committed Purchaser thereunder (in such capacity, the "ADMINISTRATIVE AGENT"), as follows:

                  1. Capitalized terms herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

                  2. Each of the representations and warranties of the Servicer contained in any of the Related Documents are true and correct on and as of the date hereof as though made on and as of such date (except to the extent any such representation and warranty relates solely to an earlier date), and no Incipient Servicer Termination Event or Event of Servicer Termination has occurred and is continuing, or would result from the transactions effected pursuant thereto as of the date hereof.

                  3. The Servicer is in material compliance with all federal, state, and local laws and regulations, including those relating to labor and environmental matters and ERISA.

                  4. No Adverse Claims have arisen or been granted with respect to the Transferred Receivables of the Servicer other than Permitted Originator Encumbrances.

                  IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this __________ day of __________, ____.

                                      AVONDALE MILLS. INC.



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                               Exhibit 3.01(a)(iv)
                                       to
                               Purchase Agreement


                             FORM OF MONTHLY REPORT

                              Avondale Funding, LLC


Exhibit 3.01(a)(iv)-I       -    Consolidated Sales and Receivables Analysis

Exhibit 3.01(a)(iv)-II      -    Consolidated Aging

Exhibit 3.01(a)(iv)-III     -    Accounts Receivable Reconciliation

Exhibit 3.01(a)(iv)-IV      -    Overcollateralization Summary

Exhibit 3.01(a)(iv)-V       -    Trigger Calculations

Exhibit 3.01(a)(iv)-VI      -    Dynamic Purchase Rate Calculation



                              [Please see attached]

                                  Exhibit 10.03

                                     Form of

                                POWER OF ATTORNEY

                  This Power of Attorney is executed and delivered by [Seller or Servicer] ("AVONDALE"), as the [Seller/Servicer] under the Purchase Agreement (each as defined below), to General Electric Capital Corporation, as Administrative Agent under the Purchase Agreement (hereinafter referred to as "ATTORNEY"), pursuant to that certain Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (the "PURCHASE AGREEMENT"), by and among AVONDALE, the other parties thereto and Attorney and the other Related Documents. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from AVONDALE as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein and any Person may irrevocably rely on this Power of Attorney as evidence of the Attorney's power and authority. The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by AVONDALE until all Seller Secured Obligations under the Related Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto.

                  AVONDALE hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney's own name, from time to time in Attorney's discretion, upon the occurrence and during the continuance of any Termination Event, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it to do the following:

                  (a) open mail for it, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any of its property;

                  [Seller only: (b) effect any repairs to any of its assets, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies;]

                  (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against it or [Seller: its property][Servicer: the Seller Collateral or Transferred Receivables];

                  (d) [Seller: defend any suit, action or proceeding brought against it][Servicer: defend any suit, action or proceeding relating to the Seller Collateral or Transferred Receivables brought against it] if it does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate;

                  (e) file or prosecute any claim, Litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney [Servicer: , in each case, relating to the Seller Collateral or Transferred Receivables,] for the purpose of collecting any and all such moneys due to it whenever payable and to enforce any other right [Seller: in respect of its property][Servicer: in respect of the Seller Collateral or Transferred Receivables]; and

                  (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, [Seller: any of its property,][Servicer: the Seller Collateral or Transferred Receivables,] and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith.

AVONDALE hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this Power of Attorney is executed by AVONDALE, and AVONDALE has caused its seal to be affixed pursuant to the authority of its board of directors this [____] day of [___________, ____].

AVONDALE
ATTEST:
      --------------------------


By:                                             (SEAL)
   -----------------------------
Title:
      --------------------------
[NOTARIZATION IN APPROPRIATE FORM FOR THE STATE OF EXECUTION IS REQUIRED.]

                       EXHIBIT A TO THE PURCHASE AGREEMENT

                          CREDIT AND COLLECTION POLICY


                              [Please see attached]

                                                   Annex G to Purchase Agreement

                               FINANCIAL COVENANTS


                  (a) Fixed Charge Coverage Ratio. The Parent and its Subsidiaries shall have on a consolidated basis, as of the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage then ended of not less than the following:


    Fiscal Quarter Ending                    Fixed Charge Coverage Ratio
    ---------------------                    ---------------------------
       August 2002                                  1.50:1.00
       November 2002                                1.75:1.00
       February 2003                                1.75:1.00
       May 2003                                     1.75:1.00
       August 2003                                  1.75:1.00
       November 2003                                1.75:1.00
       February 2004                                1.75:1.00
       May 2004                                     1.75:1.00
       August 2004                                  1.75:1.00
       Thereafter                                   1.75:1.00



                  (b) Minimum Consolidated Cashflow. Parent and its Subsidiaries shall have on a consolidated basis for each Fiscal Quarter set forth below Consolidated Cashflow of not less than the following:


   Fiscal Quarter Ending                     Minimum Consolidated Cashflow
   ---------------------                     -----------------------------
       August 2002                                    $54,400,000
       November 2002                                  $57,100,000
       February 2003                                  $56,200,000
       May 2003                                       $60,000,000
       August 2003                                    $60,000,000
       November 2003                                  $60,000,000
       February 2004                                  $60,000,000
       May 2004                                       $60,000,000
       August 2004                                    $60,000,000
       Thereafter                                     $60,000,000

                  (c) Total Debt to Cash Flow Ratio. The Total Debt to Cash Flow Ratio of the Parent and its Subsidiaries on a consolidated basis shall be less than the following for each Fiscal Quarter set forth below:

         Fiscal Quarter Ending                  Total Debt to Cash Flow Ratio
         ---------------------                  -----------------------------
             August 2002                                   4.50:1.00
            November 2002                                  4.25:1.00
            February 2003                                  4.00:1.00
               May 2003                                    4.00:1.00
             August 2003                                   4.00:1.00
            November 2003                                  4.00:1.00
            February 2004                                  4.00:1.00
               May 2004                                    4.00:1.00
             August 2004                                   4.00:1.00
              Thereafter                                   4.00:1.00

                  Capitalized terms used in this Annex G and not otherwise defined below shall have the respective meanings ascribed to them in Annex X. The following terms shall have the respective meanings set forth below:

                  "Capital Stock" means any nonredeemable capital stock of the Parent or any Consolidated Subsidiary (to the extent issued to a Person other than the Parent), whether common or preferred.

                  "Capitalized Lease" means any lease that is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

                  "Consolidated Cash Flow" means for any period, for the Parent and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and calculated for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters, Consolidated Net Income, plus (i) Net Interest Expense (including interest on the Subordinated Debt) plus (ii) income taxes plus (iii) depreciation plus (iv) amortization plus or minus, as the case may be, (v) LIFO Adjustments and plus (vi) the amount of any non-cash write-offs of obsolete or surplus equipment, spare parts or real property, up to but not in excess of $10,000,000 during any period of four consecutive Fiscal Quarters.

                  "Consolidated Net Income" means, for any period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Parent or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary. For purposes of clause (i) of this definition, extraordinary items shall include termination and severance payments to employees and costs and expenses incurred or accrued in connection with the closing of facilities, relating to or as a result of the acquisition of the Graniteville Assets, but, as to cash items, only to the extent of such cash items which were paid or incurred prior to the end of the first Fiscal Quarter of the 1997 fiscal year and in an aggregate amount not exceeding $5,000,000.

                  "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent in its consolidated financial statements as of such date.

                  "Consolidated Total Funded Debt" means at any date the Funded Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "Current Maturities of Long Term Debt" means all payments in respect of Long Term Debt (other than the Working Capital Obligations) that are required to be made within one year from the date of determination, whether or not the obligation to make such payments would constitute a current liability of the obligor under GAAP.

                  "Debt" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person to as lessee under Capitalized Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is not a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person and (x) all Seller Secured Obligations; provided, however, that that certain Lease Agreement dated as of May 16, 1997, between Graniteville, L.L.C., as "Lessor", and Avondale Mills Graniteville Fabrics, Inc., as "Lessee" shall not constitute Debt for any purpose hereunder.

                  "Dividends" means any dividend or other distribution paid in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock or Redeemable Preferred Stock).

                  "Fiscal Quarter" shall mean any fiscal quarter of the Parent.

                  "Fixed Charge Coverage Ratio" shall mean, on a consolidated basis for the Parent and its Consolidated Subsidiaries, the ratio of (i) Consolidated Cash Flow, less Dividends paid, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters, to (ii) the sum of Net Interest Expense for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters and Current Maturities of Long Term Debt, in each case calculated as of the end of the Fiscal Quarter just ended.

                  "Funded Debt" of any Person shall mean all Debt of such Person of the types described in clauses (i) through (vi), inclusive, and clause (x) of the definition of Debt, regardless of the maturity thereof.

                  "Graniteville Assets" means the assets acquired by the Originator from the Graniteville Company pursuant to that certain Graniteville Asset Purchase Agreement dated as of March 31, 1996 among the Originator, the Parent, Graniteville Company and Triarc Company.

                  "Guarantee" by any Person means any obligation, contingent or otherwise of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include any endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title or preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this document, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "LIFO Adjustments" means adjustments to cost of goods sold attributable to adjusting the carrying value of inventory under the last-in, first-out method of accounting.

                  "Long Term Debt" means any Consolidated Total Funded Debt which matures (or the maturity of which may at the option of the Parent or any Consolidated Subsidiary be extended so that it matures) more than one year after such date.

                  "Net Income" means, as applied to any Person, for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "Net Interest Expense" means, for any period, interest expense (including capitalized interest, to the extent capitalized interest exceeds $50,000 in any fiscal year, including interest, yield, discount or similar amounts paid under the Purchase Agreement and the Related Documents) in respect of Debt, less interest income.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is either (i) mandatorily redeemable (by the sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Rolling Period" shall mean, as of the end of any Fiscal Quarter, the immediately preceding four (4) Fiscal Quarters, including the Fiscal Quarter then ending.

                  "Subordinated Debt" means (i) the 10.25% Subordinated Notes and (ii) any other Debt, the payment of which has been expressly subordinated to payment of the "Obligations" under (and as defined in) the Credit Facility pursuant and subject to documents containing terms and conditions satisfactory to the "Agent" under the Credit Facility and which has a maturity no earlier than February 28, 2004.

                  "10.25% Subordinated Notes" means the "Senior Subordinated Notes" due 2006 issued by the Originator on April 29, 1996, as amended, modified, renewed or supplemented from time to time in accordance with the provisions of the Credit Facility.

                  "Total Debt to Cash Flow Ratio" means the ratio of Consolidated Total Funded Debt to Consolidated Cash Flow, calculated at the end of each Fiscal Quarter.

                  "Working Capital Obligations" means the aggregate amount of "Revolver Loans" and "Swing Loans" plus the amount of the "Letter of Credit Obligations" outstanding at any time under (and as defined in) the Credit Facility.


                  Rules of Construction Concerning Financial Covenants. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in any Related Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                                  ANNEX 5.02(a)
                                       to
                               PURCHASE AGREEMENT

                      REPORTING REQUIREMENTS OF THE SELLER


                  The Seller shall furnish, or cause to be furnished, to the Purchaser, the Administrative Agent, the Collateral Agent and (in the case of paragraph (g) below only) the Rating Agencies:

                  (a)      (a)      Monthly Report. As soon as available, and in
any event no later than 11:00 a.m. (New York time) on the twelfth Business Day of each fiscal month, a Monthly Report in the form of Exhibit 3.01(a)(iv) prepared by the Seller as of the last day of the previous fiscal month.


                  (b)      (b)      Annual Audited Financials. As soon as
available, and in any event within 90 days after the end of each fiscal year,
(i) a copy of the audited consolidated financial statements for such year for the Seller, certified in each case in a manner satisfactory to the Administrative Agent and the Collateral Agent by Crisp Hughes Evans (or its successor) or other nationally recognized independent public accountants acceptable to the Administrative Agent and the Collateral Agent, with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein), (ii) a copy of the audited consolidated financial statements for such year for the Parent and its Subsidiaries, certified in each case in a manner satisfactory to the Administrative Agent and the Collateral Agent by Crisp Hughes Evans (or its successor) or other nationally recognized independent public accountants acceptable to the Administrative Agent and the Collateral Agent, with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein) and (iii) a report from Crisp Hughes Evans (or its successor) or other nationally recognized independent public accountants acceptable to the Administrative Agent and the Collateral Agent (upon which report the Administrative Agent and the Collateral Agent shall be entitled to rely) to the effect that such firm has caused this Agreement to be reviewed and that in the course of their audit of the Parent and its Subsidiaries no facts have come to their attention to cause them to believe that any Termination Event or Incipient Termination Event exists and in particular that they have no knowledge of any failure on the part of the Parent or the Seller to comply with the financial covenants in this Agreement or any failure on the part of the Seller to comply with this Agreement in the preparation of the Monthly Reports (including the Investment Base Certificates attached thereto) delivered during the previous fiscal year, or if such is not the case, specifying any exception and the nature thereof.


                  (c)      (c)      Quarterly Financials. As soon as available,
and in any event no later than 45 days following the end of each fiscal quarter (other than a fiscal quarter which is also a fiscal year end), financial information regarding the Parent and its Subsidiaries, certified by the chief financial officer of the Parent, consisting of consolidated (i) unaudited balance sheets as of the close of such fiscal quarter and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal quarter and (ii) unaudited statements of income and cash flows for such fiscal quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Budgets for such fiscal year, all prepared in accordance with GAAP (except for year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by the certification of the chief financial officer of the Parent that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Parent and its Subsidiaries, on a consolidated basis, in each case as at the end of such quarter and for the period then ended and (B) any other information presented, if any, is true, correct and complete in all material respects and that there was no Incipient Termination Event or Termination Event in existence as of such time or, if an Incipient Termination Event or Termination Event shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Incipient Termination Event or Termination Event. In addition, the Seller shall furnish, or cause to be furnished, to the Administrative Agent and the Collateral Agent, within 45 days after the end of each fiscal quarter and a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant set forth on Annex G.


                  (d)      (d)      Monthly Financials. As soon as available,
and in any event within 30 days after the end of each fiscal month, financial information regarding the Parent and its Subsidiaries, certified by the Chief Financial Officer of the Parent, consisting of consolidated (i) unaudited balance sheets as of the close of such fiscal month and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal month and (ii) unaudited statements of income and cash flows for such fiscal month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Budgets for such fiscal year, all prepared in accordance with GAAP.


                  (e)      (e)      Budget. As soon as available, but not later
than the earlier of (a) the later of (I) 30 days following the end of each fiscal year or (II) the date the Board of Directors of the Parent and the Originator has approved the Budget and (b) 90 days following the end of each fiscal year, a Budget for the Parent and the Originator, approved by the Board of Directors of the Parent and the Originator, for the then current fiscal year.


                  (f)      (f)      Management Letters. Copies of all management
letters, exception reports or similar letters or reports that, in any case, contain (1) any material comments regarding the Originator or the Parent, within thirty days after receipt thereof by the Seller or the Parent or any of its Affiliates, or (2) any comments regarding the Seller, within five Business Days after receipt thereof by the Seller or the Parent or any of its Affiliates, in each case, received by the Seller or the Parent or any of its Affiliates from its independent certified public accountants.


                  (g) (g) Default Notices. As soon as practicable, and in any event within five Business Days after an Authorized Officer of the Seller has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof and what action, if any, the Seller proposes to take with respect thereto, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:


                           (i) (i) any Incipient Termination Event or Termination Event;

                           (ii)     (ii)     any Adverse Claim made or asserted
         against any of the Seller Collateral of which it becomes aware;

                           (iii)    (iii)    the occurrence of any event that
         would have a material adverse effect on the aggregate value of the Seller Collateral or on the assignments and Liens granted by the Seller pursuant to this Agreement;

                           (iv)     (iv)     the occurrence of any event of the
         type described in Sections 4.02(h)(i), (ii) or (iii) of the Sale Agreement involving any Obligor obligated under Transferred Receivables with an aggregate Outstanding Balance at such time of $100,000 or more;

                           (v)      (v)      the commencement of a case or
         proceeding by or against the Seller seeking a decree or order in respect of the Seller (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law,
         (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Seller or for any substantial part of its assets, or (C) ordering the winding-up or liquidation of the affairs of the Seller;

                           (vi)     (vi)     the receipt of notice that (A) the
         Seller is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Seller's business is to be, or may be, suspended or revoked, or (C) the Seller is to cease and desist any practice, procedure or policy employed by it in the conduct of its business if such cessation may have a Material Adverse Effect;

                           (vii)    (vii)    (A) the occurrence of any "Event of
         Default" (as defined in the Credit Facility), (B) the termination of the Credit Facility or any event that has caused the Credit Facility to cease to be in full force and effect, (C) the occurrence of any "Event of Default" (as defined in the Indenture), (D) the termination of the Indenture or any event that has caused the Indenture to cease to be in full force and effect, (E) any default under any agreement between GE Capital or its Affiliates, on the one hand, and Seller or its Affiliates, on the other hand or (F) any default under any Debt of the Parent or its Subsidiaries which is in excess of a principal amount of $2,000,000; or

                           (viii)   (viii)   any other event, circumstance or
         condition that has had or could reasonably be expected to have a Material Adverse Effect.


                  (h)      (h)      SEC Filings and Press Releases. Promptly
upon their becoming available, copies of: (i) all financial statements, reports, notices and proxy statements made publicly available by the Seller or the Originator to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Seller or the Originator with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by the Seller or the Originator to the public concerning material adverse changes or developments in the business of any such Person.


                  (i)      (i)      Litigation. Promptly upon learning thereof,
written notice of any Litigation affecting the Seller, the Transferred Receivables or the Seller Collateral, whether or not fully covered by insurance, and regardless of the subject matter thereof that (i) seeks damages in an amount that would be reasonably likely to cause a Material Adverse Effect, (ii) seeks injunctive relief, (iii) is instituted against any Plan, its fiduciaries or its assets or against the Seller or any ERISA Affiliate of the Seller in connection with any Plan, (iv) alleges criminal misconduct the Seller, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any violation of any Environmental Laws and could be reasonably expected to have a Material Adverse Effect, or (vi) would, if determined adversely, have a Material Adverse Effect.


                  (j)      (j)      Other Documents. Such other financial and
other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of the Seller or the Originator or any of its Subsidiaries as the Purchaser, the Administrative Agent or the Collateral Agent shall, from time to time, reasonably request.


                  (k)      (k)      Miscellaneous Certifications. As soon as
available, and in any event within 90 days after the end of each fiscal year,
(i) a Bringdown Certificate, (ii) a Servicer's Certificate, and (iii) if requested, an opinion of counsel, in form and substance satisfactory to the Purchaser, the Administrative Agent, and the Collateral Agent, reaffirming as of the date of such opinion the opinion of counsel with respect to the Seller and the Originators delivered to the Purchaser, the Administrative Agent and the Collateral Agent on the Closing Date.

                                   ANNEX 7.07
                                       to
                               PURCHASE AGREEMENT

                     REPORTING REQUIREMENTS OF THE SERVICER


                  The Servicer shall furnish, or cause to be furnished, to the Purchaser, the Administrative Agent and the Collateral Agent all of the following (except if the Servicer is the Parent, in which case the Servicer shall not be required to furnish the information required in paragraphs (a) and
(b) below):

                  (l)      (a)      Annual Audited Financials. As soon as
available and in any event within 90 days after the end of each fiscal year of the Servicer, a copy of the audited consolidated financial statements of the Servicer and its Subsidiaries for such year, certified in each case in a manner satisfactory to the Administrative Agent and the Collateral Agent by Crisp Hughes Evans (or any successor thereto) or another firm of nationally recognized independent certified public accountants acceptable to the Administrative Agent and the Collateral Agent (and accompanied by consolidating financial information) with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein).

                  (m)      (b)      Quarterly Financials. As soon as available,
and in any event no later than 45 days following the end of each fiscal quarter (other than a fiscal quarter which is also a fiscal year end), financial information regarding the Servicer and its Subsidiaries, certified by the chief financial officer of the Servicer, consisting of consolidated (i) unaudited balance sheets as of the close of such fiscal quarter and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal quarter and (ii) unaudited statements of income and cash flows for such fiscal quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Budgets for such fiscal year, all prepared in accordance with GAAP (except for year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by the certification of the chief financial officer of the Servicer that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Servicer and its Subsidiaries, on a consolidated basis, in each case as at the end of such quarter and for the period then ended and (B) any other information presented, if any, is true, correct and complete in all material respects and that there was no Incipient Termination Event or Termination Event in existence as of such time or, if an Incipient Termination Event or Termination Event shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Incipient Termination Event or Termination Event.


                  (n)      (c)      Quarterly Officer's Certificate. As soon as
available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days after the end of each fiscal year, an Officer's Certificate stating, as to each signer thereof, that
(i) a review of the activities of the Servicer during the preceding fiscal quarter and of its performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, describing the nature and status thereof and all efforts undertaken to cure such default, (iii) there was no Event of Servicer Termination in existence as of such time or, if an Event of Servicer Termination shall have occurred and be continuing, describing the nature and status thereof and all efforts undertaken to cure such Event of Servicer Termination, (iv) the Servicer has complied with each of its covenants under the Purchase Agreement and the other Related Documents, including those covenants set forth in Section 7.07 of the Purchase Agreement and Annex G, and (v) each of the representations and warranties of the Servicer contained in the Purchase Agreement or in any other Related Document is true and correct in all respects and with the same force and effect as though made on and as of the date of such certification, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted therein.


                  (o)      (d)      Management Letters. Copies of all management
letters, exception reports or similar letters or reports that, in any case, contain (1) any material comments regarding the Originator or the Parent, within thirty days after receipt thereof by the Servicer or any of its Affiliates, or
(2) any comments regarding the Seller, within five Business Days after receipt thereof by the Servicer or any of its Affiliates, in each case, received by the Servicer or any of its Affiliates from its independent certified public accountants.


                  (p)      (e)      Default Notices. As soon as practicable, and
in any event within five Business Days after an Authorized Officer of the Servicer has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:


                           (i)      (i)      any Incipient Termination Event,
         Termination Event, Incipient Servicer Termination Event or Event of Servicer Termination;

                           (ii)     (ii)     any Adverse Claim made or asserted
         against any of the Seller Collateral of which it becomes aware;

                           (iii)    (iii)    the occurrence of any event that
         would have a material adverse effect on the aggregate value of the Seller Collateral or on the assignments and Liens granted by the Seller pursuant to this Agreement;

                           (iv)     (iv)     the occurrence of any event of the
         type described in Sections 4.02(h)(i), (ii) or (iii) of the Sale Agreement involving any Obligor obligated under Transferred Receivables with an aggregate Outstanding Balance at such time of $100,000 or more;

                           (v)      (v)      (A) the occurrence of any "Event of
         Default" (as defined in the Credit Facility), (B) the termination of the Credit Facility or any event that has caused the Credit Facility to cease to be in full force and effect, (C) the occurrence of any "Event of Default" (as defined in the Indenture), (D) the termination of the Indenture or any event that has caused the Indenture to cease to be in full force and effect, (E) any default under any agreement between GE Capital or its Affiliates, on the one hand, and Servicer or its Affiliates, on the other hand or (F) any default under any Debt of the Servicer or its Subsidiaries which is in excess of a principal amount of $2,000,000; or

                           (vi)     (vi)     any other event, circumstance or
         condition that has had or could reasonably be expected to have a Material Adverse Effect.


                  (q)      (f)      SEC Filings and Press Releases. Promptly
upon their becoming available, copies of: (i) all financial statements, reports, notices and proxy statements made publicly available by the Servicer to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Servicer with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by the Servicer to the public concerning material adverse changes or developments in the business of any such Person.


                  (r)      (g)      Litigation. Promptly upon learning thereof,
written notice of any Litigation affecting the Originator, the Seller, the Servicer, the Transferred Receivables or the Seller Collateral, whether or not fully covered by insurance, and regardless of the subject matter thereof that
(i) is or is reasonably likely to be asserted by an Obligor with respect to any Transferred Receivable and with respect to which the amount in dispute is or may be reasonably expected to be in excess of $100,000, (ii) seeks damages in an amount that would be reasonably likely to cause a Material Adverse Effect, (iii) seeks injunctive relief, (iv) is instituted against any Plan, its fiduciaries or its assets or against the Originator, the Servicer or the Seller or ERISA Affiliate thereof in connection with any Plan, (v) alleges criminal misconduct by the Originator, the Seller or the Servicer, (vi) alleges the violation of any law regarding, or seeks remedies in connection with, any violation of any Environmental Laws and could be reasonably expected to have a Material Adverse Effect, or (vii) would, if determined adversely, have a Material Adverse Effect.


                  (s)      (h)      Servicing Fee. On each Settlement Date, a
certificate certifying that the Servicing Fee payable for the preceding Settlement Period has been paid in accordance with the provisions of Section
7.05 of the Purchase Agreement.


                  (t)      (i)      Other Documents. Such other financial and
other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of the Servicer or any of its Subsidiaries as the Purchaser, the Administrative Agent or the Collateral Agent shall, from time to time, request.

                                SCHEDULE 4.01(B)

       EXECUTIVE OFFICES; COLLATERAL LOCATIONS; CORPORATE OR OTHER NAMES;
                ORGANIZATIONAL IDENTIFICATION NUMBER FEIN/SELLER

Chief Executive Office:             133 Marshall Street
                                    Graniteville, South Carolina 29829

Principal Place of Business:        133 Marshall Street
                                    Graniteville, South Carolina 29829

Other Offices:                      None

Premises within which any
Collateral is stored:               133 Marshall Street
                                    Graniteville, South Carolina 29829

Location of Records:                133 Marshall Street
                                    Graniteville, South Carolina 29829

Corporate, fictitious
or trade names:                     None

Organizational
Identification Number:              3560382

FEIN:                               30-0105744

                                SCHEDULE 4.01(D)

                                LITIGATION/SELLER

None

                                SCHEDULE 4.01(H)

         VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK/SELLER


Subsidiaries:                       None

Joint ventures or
partnerships:                       None

Affiliations:                       None

Issued and
outstanding stock:                  None; Seller is a limited liability company
                                    whose sole member is Avondale Mills, Inc.

Outstanding Rights to
purchase, options,
warrants or
simular rights:                     None

                                SCHEDULE 4.01(I)

                               TAX MATTERS/SELLER


Taxable years for which Seller's or such Affiliates' tax returns are currently being audited by the IRS: None

Agreements or documents with the IRS or any other Governmental entity extending the period for tax assessment or collection of any charges: None

                                SCHEDULE 4.01(R)

                    DEPOSIT AND DISBURSEMENT ACCOUNTS/SELLER

DEPOSIT ACCOUNT            NAME:                              BANK:
---------------            -----                              -----
14-308-551                 Avondale Funding, LLC      Wachovia Bank National Association
                                                      191 Peachtree Street, N.E.
                                                      Atlanta, GA 30303

CONCENTRATION
ACCOUNT:                                     NAME:                     BANK:
--------                                     -----                     -----

13-022-948                                   Avondale Mills, Inc.      Wachovia Bank National Association
                                                                       (f/k/a Wachovia Bank, N.A.)
                                                                       191 Peachtree Street, N.E.
                                                                       Atlanta, GA  30303

                           LOCKBOX
LOCKBOX:                   ACCOUNT:          NAME:                     BANK:
--------                   --------          -----                     -----
Avondale Mills, Inc.       101307           Avondale Mills, Inc.       Wachovia Bank, National Association
P.O. Box 101307                             Fabric Division            (f/k/a Wachovia Bank, N.A.)
Atlanta, GA 30392-1307                      (Atlanta)                  191 Peachtree Street, N.E.
                                                                       Atlanta, GA  30303
                                                                       (Flows into Act. 13-022-948)

Avondale Mills, Inc.       101264           Avondale Mills, Inc.       Wachovia Bank, National Association
P.O. Box 101264                             Trucking Division          (f/k/a Wachovia Bank, N.A.)
Atlanta, GA 30392-1264                      (Atlanta)                  P.O. Box 4148
                                                                       Atlanta, GA  30302-1448
                                                                       (Flows into Act. 13-022-948)

Avondale Mills, Inc.       101436           Avondale Mills, Inc.       Wachovia Bank, National Association
P.O. Box 101436                             Yarn Division              (f/k/a Wachovia Bank, N.A.)
Atlanta, GA 30392-1436                      (Atlanta)                  P.O. Box 4148
                                                                       Atlanta, GA  30302-1448
                                                                       (Flows into Act. 13-022-948)

Avondale Mills, Inc.       951280           Avondale Mills, Inc.       Wachovia Bank, National Association
P.O. Box 951280                             Graniteville Fabrics       (f/k/a Wachovia Bank of Texas)
Dallas, TX  75395-1280                      (Dallas)                   1010 W. Mockingbird Lane, Suite 100
                                                                       Dallas, TX  75247
                                                                       (Flows into Act. 13-022-948)

Avondale Mills, Inc.       75431            Avondale Mills, Inc.       Wachovia Bank, National Association
P.O. Box 75431                              Graniteville Fabrics       (f/k/a Wachovia Bank of North Carolina)
Charlotte, NC  28275-5431                   (Charlotte)                Attention:  Lockbox 75431
                                                                       10301 David Taylor Drive
                                                                       Charlotte, NC  28262-2334
                                                                       (Flows into Act. 13-022-948)

                                SCHEDULE 5.01(B)

                        CORPORATE AND TRADE NAMES/SELLER


Seller will transact business only in the following corporate and/or trade names: Avondale Funding, LLC

                                SCHEDULE 5.03(B)

                              EXISTING LIENS/SELLER

Existing Liens:  None

                                   FEE LETTER

                                 August 30, 2002

Avondale Funding, LLC
133 Marshall Street
Graniteville, South Carolina  29829
Attention: S. Felker

Ladies and Gentlemen:

                  Reference is hereby made to that certain Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement") among Avondale Funding, LLC (the "Seller"), Avondale Mills, Inc., as the initial Servicer (the "Servicer"), Redwood Receivables Corporation, as conduit purchaser (the "Conduit Purchaser"), and General Electric Capital Corporation ("GE Capital"), as committed purchaser (the "Committed Purchaser") and as administrative agent (the "Administrative Agent"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Receivables Purchase Agreement.

                  Facility Structuring Fee. In consideration for the services provided by GE Capital in connection with the arrangement and structuring of the transactions contemplated by the Receivables Purchase Agreement, the Seller hereby agrees to pay to GE Capital a facility structuring fee (the "Facility Structuring Fee") of $450,000 on the Closing Date.

                  The Facility Structuring Fee shall be payable in immediately available funds to such account as GE Capital may direct and shall be fully earned when paid and nonrefundable. The fees, indemnities and other amounts payable pursuant to the Receivables Purchase Agreement and the other agreements, documents and instruments executed in connection therewith (including any additional or replacement fee letters), shall in each case be in addition to the Facility Structuring Fee provided for herein.

                  Certain Definitions. For purposes of the Receivables Purchase Agreement, the following terms shall have the following meanings:

                  "Per Annum Daily Margin" shall mean (a) with respect to Capital Investment made by the Conduit Purchaser, 0.80% and (b) with respect to Capital Investment made by the Committed Purchaser, (i) at the LIBOR Rate, 2.75% and (ii) at the Index Rate, a percentage equal to the then applicable "Base Rate Applicable Margin" as set forth in the definition of "Applicable Margin" contained in the Fourth Amendment dated as of May 24, 2002 to the Second Amended and Restated Credit Agreement dated as of September 28, 2000 among Avondale Mills, Inc., the financial institutions party thereto as "Banks" and Wachovia Bank, National Association, as Agent (as such term is defined on the Closing
         Date).

                  "Unused Commitment Fee Rate" shall mean 0.250%.

                  This letter constitutes the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings relating the subject matter hereof and thereof. No amendment, waiver, supplement or other modification of this letter shall be effective unless made in writing and executed by each of the parties hereto.

                  This letter shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, that the Seller may not assign any of its obligations hereunder without the prior written consent of the Administrative Agent.

                  THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                 Signature Page
                                       to
                  Receivables Purchase and Servicing Agreement
                           dated as of August 30, 2002

                  This letter may be executed in counterparts which, when taken together, shall constitute an original. The delivery of an executed counterpart hereof by facsimile shall constitute delivery of an executed counterpart hereof.

                                       Sincerely,

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Committed Purchaser and as
                                       Administrative Agent


                                       By:
                                           ---------------------------------
                                           Name:
                                           Title: Duly Authorized Signatory


                                       REDWOOD RECEIVABLES CORPORATION,
                                       as Conduit Purchaser


                                       By:
                                           ---------------------------------
                                           Name:
                                           Title: Assistant Secretary

Agreed to and accepted
this ____ day of August, 2002.

AVONDALE FUNDING, LLC.


By:
    -----------------------------
    Name:
    Title: